Exhibit 4.25(d)

Execution version

Dated 10 September 2021

IVS BULK PTE. LTD.

GRINDROD SHIPPING HOLDINGS LTD

as joint and several Borrowers

and

IVS BULK 709 PTE. LTD.

IVS BULK 5858 PTE. LTD.

IVS BULK 543 PTE. LTD.

IVS BULK 5855 PTE. LTD.

IVS BULK 541 PTE. LTD.

IVS BULK 545 PTE. LTD.

IVS BULK 712 PTE. LTD.

IVS BULK 1345 PTE. LTD.

IVS BULK 554 PTE. LTD.

IVS BULK 7297 PTE. LTD.

IVS BULK 3693 PTE. LTD.

as Owners Guarantors

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

HAMBURG COMMERCIAL BANK AG

as Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Account Bank

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Facility Agent

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Security Agent

AMENDMENT AND RESTATEMENT AGREEMENT

relating to

a facility agreement dated 10 February 2020

in respect of the refinancing of

11 ships owned by the Owner Guarantors

Index

Clause		Page

1	Definitions and Interpretation	2
2	Conditions Precedent	4
3	Representations	4
4	Amendment and Restatement of Facility Agreement and other Finance Documents	5
5	Further Assurance	6
6	Fees	6
7	Costs and Expenses	6
8	Notices	6
9	Counterparts	6
10	Governing Law	6
11	Enforcement	6

Schedules

Schedule 1 The Lenders	8
Schedule 2 Conditions Precedent	9

Execution

Execution Pages	11

Appendices

Appendix Form of Amended and Restated Facility Agreement (marked to indicate amendments)

THIS AGREEMENT is made on 10 September 2021

PARTIES

(1)	IVS BULK PTE. LTD., a company incorporated in Singapore with company registration number 201114306Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a borrower (the "Borrower A")

(2)	GRINDROD SHIPPING HOLDINGS LTD., a company incorporated in Singapore with company registration number 201731497H whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a borrower (the "Borrower B" and, together with Borrower A, the "Borrowers")

(3)	IVS BULK 709 PTE. LTD., a company incorporated in Singapore with company registration number 201328075E whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor A")

(4)	IVS BULK 5858 PTE. LTD., a company incorporated in Singapore with company registration number 201328882C whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor B")

(5)	IVS BULK 543 PTE. LTD., a company incorporated in Singapore with company registration number 201322656Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor C")

(6)	IVS BULK 5855 PTE. LTD., a company incorporated in Singapore with company registration number 201325921Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor D")

(7)	IVS BULK 541 PTE. LTD., a company incorporated in Singapore with company registration number 201322639G whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor E")

(8)	IVS BULK 545 PTE. LTD., a company incorporated in Singapore with company registration number 201322704H whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor F")

(9)	IVS BULK 712 PTE. LTD., a company incorporated in Singapore with company registration number 201333600E whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor G")

(10)	IVS BULK 1345 PTE. LTD., a company incorporated in Singapore with company registration number 201333777E whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor H")

(11)	IVS BULK 554 PTE. LTD., a company incorporated in Singapore with company registration number 201327439Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor I")

(12)	IVS BULK 7297 PTE. LTD., a company incorporated in Singapore with company registration number 201333601R whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor J")

(13)	IVS BULK 3693 PTE. LTD., a company incorporated in Singapore with company registration number 201405131D whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor K" and, together with Guarantor A, Guarantor B, Guarantor C, Guarantor D, Guarantor E, Guarantor F, Guarantor G, Guarantor H, Guarantor I and Guarantor J, the "Guarantors")

(14)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and HAMBURG COMMERCIAL BANK AG as mandated lead arrangers (the "Mandated Lead Arrangers")

(15)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as account bank (the "Account Bank")

(16)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the "Lenders")

(17)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as agent of the other Finance Parties (the "Facility Agent")

(18)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as security agent for the Secured Parties (the "Security Agent")

BACKGROUND

(A)	By the Facility Agreement, the Lenders agreed to make available to the Borrowers a facility of (originally) up to $114,125,000 of which $97,006,250 is outstanding as at the date of this Agreement.

(B)	The Parties have agreed to amend and restate the Facility Agreement as set out in this Agreement in order to (amongst other things) increase the amount of the facility by $23,031,250 to $120,037,500.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Amended and Restated Facility Agreement" means the Facility Agreement as amended and restated by this Agreement in the form set out in the Appendix.

"Facility Agreement" means the facility agreement dated 10 February 2020 (as amended by a supplemental letter dated 30 June 2020 and a supplemental letter dated 29 December 2020) and made between, amongst others, (i) the Borrowers as joint and several borrowers, (ii) the Owner Guarantors, (iii) the Lenders, (iv) the Mandated Lead Arrangers, (v) the Facility Agent and (vi) the Security Agent.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Facility Agent and any Obligor setting out any of the fees referred to in Clause 6 (Fees).

"Party" means a party to this Agreement.

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"Restatement Date" means the date on which the Facility Agent notifies the Borrowers and the other Finance Parties as to the satisfaction of the conditions precedent as provided in paragraph 2.2 of Clause 2 (Conditions Precedent).

"Shares Security Confirmation Deed" means, in respect of each Owner Guarantor, a shares security confirmation deed supplemental to the Shares Security in respect of that Owner Guarantor in the agreed form.

"Supplemental Account Security" means, in respect of the Accounts, an account security supplemental to the Account Security in the agreed form.

"Supplemental Deed of Covenants" means, in respect of each Ship, a deed of covenants supplemental to the Deed of Covenant and collateral to the Supplemental Mortgage in respect of that Ship in the agreed form.

"Supplemental General Assignment" means, in respect of each Ship, a general assignment supplemental to the General Assignment in respect of that Ship in the agreed form.

"Supplemental Mortgage" means, in respect of each Ship, the second priority Singapore ship mortgage on that Ship in the agreed form.

"Supplemental Security Documents" means:

(a)       the Shares Security Confirmation Deed;

(b)       the Supplemental Mortgages;

(c)       the Supplemental Deed of Covenants;

(d)       the Supplemental General Assignments; and

(e)       the Supplemental Account Security.

1.2	Defined expressions

Defined expressions in the Facility Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any document being in "agreed form" are to that document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrowers and the Facility Agent); or

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(b)	in any other form agreed in writing between the Borrowers and the Facility Agent acting with the authorisation of the Majority Lenders or, where clause 43.2 (all lender matters) of the Facility Agreement applies, all the Lenders.

1.5	Designation as a Finance Document

The Borrowers and the Facility Agent designate this Agreement as a Finance Document.

1.6	Third party rights

(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Subject to clause 43.3 (other exceptions) of the Facility Agreement but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2	CONDITIONS PRECEDENT

2.1	The Restatement Date cannot occur unless the Facility Agent has received (or on the instructions of all the Majority Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent on or before 25 October 2021 or such later date as the Facility Agent may agree with the Borrowers.

2.2	The Facility Agent shall notify the Borrowers and the other Finance Parties promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 2.1 above.

2.3	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in Clause 2.2 above, the Finance Parties authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

3	REPRESENTATIONS

3.1	Facility Agreement representations

Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 19 (representations) of the Facility Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Supplemental Security Documents, by reference to the circumstances then existing on the date of this Agreement and on the Restatement Date.

3.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and restated and/or supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Supplemental Security Documents, by reference to the circumstances then existing on the date of this Agreement [and on the Restatement Date.

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4	AMENDMENT AND RESTATEMENT OF FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

4.1	Specific amendments to the Facility Agreement

With effect on and from the Restatement Date, the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and, as so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

4.2	Obligor Confirmation

On the Restatement Date, each Obligor:

(a)	confirms its acceptance of the Amended and Restated Facility Agreement;

(b)	agrees that it is bound as an Obligor (as defined in the Amended and Restated Facility Agreement);

(c)	confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and restated by this Agreement;

(d)	(if it is an Owner Guarantor) confirms that its guarantee and indemnity:

(i)	continues to have full force and effect on the terms of the Amended and Restated Facility Agreement; and

(ii)	extends to the obligations of the relevant Obligors under the Finance Documents as amended or amended and restated by this Agreement.

4.3	Security confirmation

On the Restatement Date, each Obligor confirms that:

(a)	any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and restated by this Agreement;

(b)	the obligations of the relevant Obligors under the Amended and Restated Facility Agreement are included in the Secured Liabilities (as defined in the Security Documents to which it is a party);

(c)	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents.

4.4	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Restatement Date:

(a)	in the case of the Facility Agreement as amended and restated pursuant to Clause 4.1 (Specific amendments to the Facility Agreement);

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(b)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document; and

(c)	except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents.

5	FURTHER ASSURANCE

Clause 22.27 (further assurance) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

6	FEES

The Borrowers shall pay to the Facility Agent (for the account of each Lender) an upfront fee in the amount and at the times specified in the Fee Letter.

7	COSTS AND EXPENSES

Clause 16.2 (amendment costs) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	NOTICES

Clause 37 (notices) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

9	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11	ENFORCEMENT

11.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)	To the extent allowed by law, this Clause 11.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

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11.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints Grindrod Shipping Services UK Ltd as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within three days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

THE LENDERS

Lender	Lending Office

Crédit Agricole Corporate and Investment Bank, Singapore Branch	Crédit Agricole Corporate and Investment Bank 168 Robinson Road #23-00 Capital Tower Singapore 068912

Hamburg Commercial Bank AG	Hamburg Commercial Bank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany

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SCHEDULE 2

CONDITIONS PRECEDENT

1	Obligors

Documents of the kind specified in schedule 2 part A paragraph 1 of the Facility Agreement.

2	Finance Documents and Security

2.1	A duly executed original of each Supplemental Mortgage together with documentary evidence that each Supplemental Mortgage has been duly registered as a valid second priority ship mortgage in accordance with the laws of the jurisdiction of the Approved Flag.

2.2	A duly executed original of each of the other Supplemental Security Documents (and of each document to be delivered under any of them).

2.3	A duly executed original of any Fee Letter.

3	Legal opinions

3.1	A legal opinion of Watson Farley & Williams LLP, legal advisers to the Facility Agent and the Security Agent in England, substantially in the form distributed to the Lenders before signing this Agreement.

3.2	Legal opinions of the legal advisers to the Facility Agent and the Security Agent in Singapore and such other relevant jurisdictions as the Facility Agent may require.

4	Other documents and evidence

4.1	A certificate signed by a director of each Borrower confirming that as at the proposed Restatement Date and the date of this Agreement:

(a)	no Default has occurred and is continuing or is reasonably likely to result from the occurrence of the Restatement Date;

(b)	no event described in paragraph (a) of clause 7.5 (mandatory prepayment on change of control of Borrower A or GSPL) of the Facility Agreement has occurred;

(c)	no event described in paragraph (a) of clause 7.4 (mandatory prepayment on sale, arrest or total loss) of the Facility Agreement has occurred.

4.2	Evidence that any process agent referred to in Clause 11.2 (Service of process), if not a Party, has accepted its appointment.

4.3	A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement, the Supplemental Security Documents or for the validity and enforceability of any Finance Document as amended, restated and/or supplemented by this Agreement or by the Supplemental Security Documents.

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4.4	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to clause 16.2 (amendment costs) of the Facility Agreement have been paid or will be paid on the Restatement Date.

4.5	Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" or similar identification procedures in relation to the transactions contemplated by this Agreement and the Supplemental Security Documents.

4.6	A letter of authorisation, addressed to Allen & Gledhill LLP, legal advisers to the Facility Agent and the Security Agent in Singapore, from each Obligor incorporated in Singapore authorising Allen & Gledhill LLP to file the statement containing the particulars of the Security created by that Obligor under the relevant Supplemental Security Documents to which it is a party with the Accounting and Corporate Regulatory Authority of Singapore.

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EXECUTION PAGES

BORROWERS

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)	/s/ Stephen William Griffiths
IVS BULK PTE. LTD.	)	Stephen William Griffiths
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS 200
Witness' address:	)	Cantonment Road, #03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)	/s/ Stephen William Griffiths
GRINDROD SHIPPING HOLDINGS LTD.	)	Stephen William Griffiths
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint
Singapore 089763

OWNER GUARANTORS

SIGNED, SEALED and DELIVERED as a DEED by	)	/s/ Stephen William Griffiths
as attorney in fact for and on behalf of	)	Stephen William Griffiths
IVS BULK 709 PTE. LTD.	)
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)
IVS BULK 5858 PTE. LTD.	)	/s/ Stephen William Griffiths
in the presence of:	)	Stephen William Griffiths

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint Singapore 089763

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SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)	/s/ Stephen William Griffiths
IVS BULK 543 PTE. LTD.	)	Stephen William Griffiths
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)
IVS BULK 5855 PTE. LTD.	)	/s/ Stephen William Griffiths
in the presence of:	)	Stephen William Griffiths

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)	/s/ Stephen William Griffiths
IVS BULK 541 PTE. LTD.	)	Stephen William Griffiths
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)	/s/ Stephen William Griffiths
IVS BULK 545 PTE. LTD.	)	Stephen William Griffiths
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)	/s/ Stephen William Griffiths
IVS BULK 712 PTE. LTD.	)	Stephen William Griffiths
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint Singapore 089763

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SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)	/s/ Stephen William Griffiths
IVS BULK 1345 PTE. LTD.	)	Stephen William Griffiths
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)	/s/ Stephen William Griffiths
IVS BULK 554 PTE. LTD.	)	Stephen William Griffiths
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)	/s/ Stephen William Griffiths
IVS BULK 7297 PTE. LTD.	)	Stephen William Griffiths
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	)	/s/ Stephen William Griffiths
IVS BULK 3693 PTE. LTD.	)	Stephen William Griffiths
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee KINGSLEY-WILKINS
Witness' name:	)	Yvette Renee KINGSLEY-WILKINS
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint Singapore 089763

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ORIGINAL LENDERS

SIGNED by	)
duly authorised	)
for and on behalf of	)	/s/ S Sadhika
CRÉDIT AGRICOLE CORPORATE	)	S Sadhika
AND INVESTMENT BANK,	)	Attorney-in-Fact
SINGAPORE BRANCH	)
in the presence of:	)

Witness' signature:	)	/s/ Iyanuloluwa Toluwaju Ilupeju
Witness' name:	)	Iyanuloluwa Toluwaju Ilupeju
Witness' address:	)	Attorney-in-Fact
Watson Farley & Williams LLP 15 Appold Street
London EC2A 2HB

SIGNED by	)
duly authorised	)
for and on behalf of	)	/s/ Matthias Evers
HAMBURG COMMERCIAL BANK	)	Matthias Evers
in the presence of:	)

Witness' signature:	)	/s/ Iyanuloluwa Toluwaju Ilupeju
Witness' name:	)	Iyanuloluwa Toluwaju Ilupeju
Witness' address:	)	Attorney-in-Fact
Watson Farley & Williams LLP 15 Appold Street
London EC2A 2HB

MANDATED LEAD ARRANGERS

SIGNED by	)
duly authorised	)	/s/ S Sadhika
for and on behalf of	)	S Sadhika
CRÉDIT AGRICOLE CORPORATE	)	Attorney-in-Fact
AND INVESTMENT BANK	)
in the presence of:	)

Witness' signature:	)	/s/ Iyanuloluwa Toluwaju Ilupeju
Witness' name:	)	Iyanuloluwa Toluwaju Ilupeju
Witness' address:	)	Attorney-in-Fact
Watson Farley & Williams LLP 15 Appold Street
London EC2A 2HB

SIGNED by	)
duly authorised	)	/s/ Matthias Evers
for and on behalf of	)	Matthias Evers
HAMBURG COMMERCIAL BANK AG	)
in the presence of:	)

Witness' signature:	)	/s/ Iyanuloluwa Toluwaju Ilupeju
Witness' name:	)	Iyanuloluwa Toluwaju Ilupeju
Witness' address:	)	Attorney-in-Fact
Watson Farley & Williams LLP 15 Appold Street
London EC2A 2HB

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ACCOUNT BANK

SIGNED by	)
duly authorised	)	/s/ S Sadhika
for and on behalf of	)	S Sadhika
CRÉDIT AGRICOLE CORPORATE	)	Attorney-in-Fact
AND INVESTMENT BANK	)
in the presence of:	)

Witness' signature:	)	/s/ Iyanuloluwa Toluwaju Ilupeju
Witness' name:	)	Iyanuloluwa Toluwaju Ilupeju
Witness' address:	)	Attorney-in-Fact
Watson Farley & Williams LLP 15 Appold Street
London EC2A 2HB

FACILITY AGENT

SIGNED by	)
duly authorised	)	/s/ S Sadhika
for and on behalf of	)	S Sadhika
CRÉDIT AGRICOLE CORPORATE AND	)	Attorney-in-Fact
INVESTMENT BANK	)
in the presence of:	)

Witness' signature:	)	/s/ Iyanuloluwa Toluwaju Ilupeju
Witness' name:	)	Iyanuloluwa Toluwaju Ilupeju
Witness' address:	)	Attorney-in-Fact
Watson Farley & Williams LLP 15 Appold Street
London EC2A 2HB

SECURITY AGENT

SIGNED by	)
duly authorised	)
for and on behalf of	)	/s/ S Sadhika
CRÉDIT AGRICOLE CORPORATE AND	)	S Sadhika
INVESTMENT BANK	)	Attorney-in-Fact
in the presence of:	)

Witness' signature:	)	/s/ Iyanuloluwa Toluwaju Ilupeju
Witness' name:	)	Iyanuloluwa Toluwaju Ilupeju
Witness' address:	)	Attorney-in-Fact
Watson Farley & Williams LLP 15 Appold Street
London EC2A 2HB

15

APPENDIX

FORM OF AMENDED AND RESTATED FACILITY AGREEMENT (MARKED TO INDICATE AMENDMENTS)

Amendments are indicated as follows:

1       additions are indicated by underlined text in blue; and

2       deletions are shown by strike-through text in red.

16

Execution version

Dated 10 February 2020

~~$114,125,000~~

$120,037,500

TERM LOAN FACILITY

IVS BULK PTE. LTD.

GRINDROD SHIPPING HOLDINGS LTD.

as joint and several Borrowers

and

IVS BULK 709 PTE. LTD.

IVS BULK 5858 PTE. LTD.

IVS BULK 543 PTE. LTD.

IVS BULK 5855 PTE. LTD.

IVS BULK 541 PTE. LTD.

IVS BULK 545 PTE. LTD

IVS BULK 712 PTE. LTD.

IVS BULK 1345 PTE. LTD.

IVS BULK 554 PTE. LTD.

IVS BULK 7297 PTE. LTD.

IVS BULK 3693 PTE. LTD.

as Owner Guarantors

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

HAMBURG COMMERCIAL BANK AG

as Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Account Bank

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Facility Agent

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Security Agent

FACILITY AGREEMENT

as amended and restated by an

Amending and Restating Agreement

dated     September 2021

relating to the refinancing of 11 ships owned by the Owner Guarantors

Index

Clause		Page

Section 1 Interpretation		3
1	Definitions and Interpretation	3
Section 2 The Facility		~~31~~35
2	The Facility	~~31~~35
3	Purpose	~~32~~36
4	Conditions of Utilisation	~~32~~36
Section 3 Utilisation		~~34~~39
5	Utilisation	~~34~~39
Section 4 Repayment, Prepayment and Cancellation		~~37~~42
6	Repayment	~~37~~42
7	Prepayment and Cancellation	~~38~~44
Section 5 Costs of Utilisation		~~43~~49
8	Interest	~~43~~49
9	Interest Periods	~~44~~50
10	Changes to the Calculation of Interest	~~45~~51
11	Fees	~~47~~53
Section 6 Additional Payment Obligations		~~48~~54
12	Tax Gross Up and Indemnities	~~48~~54
13	Increased Costs	~~52~~58
14	Other Indemnities	~~54~~60
15	Mitigation by the Finance Parties	~~57~~63
16	Costs and Expenses	~~57~~64
Section 7 Guarantees, and Joint and Serveral Liabilities of Borrowers		~~59~~65
17	Guarantee and Indemnity	~~59~~65
18	Joint and Several Liability of the Borrowers	~~61~~67
Section 8 Representations, Undertakings and Events of Default		~~64~~70
19	Representations	~~64~~70
20	Information Undertakings	~~72~~78
21	Financial Covenants	~~76~~83
22	General Undertakings	~~80~~86
23	Insurance Undertakings	~~88~~94
24	General Ship Undertakings	~~94~~100
25	Security Cover	~~101~~107
26	Accounts and application of Earnings	~~103~~109
27	Events of Default	~~104~~111
Section 9 Changes to Parties		~~110~~117
28	Changes to the Lenders	~~110~~117
29	Changes to the Obligors	~~115~~122
Section 10 The Finance Parties..		~~117~~124
30	The Facility Agent, the Mandated Lead Arrangers and the Reference Banks	~~117~~124
31	The Security Agent	~~128~~135
32	Conduct of Business by the Finance Parties	~~143~~150
33	Sharing among the Finance Parties	~~143~~150
Section 11 Administration		~~146~~153
34	Payment Mechanics	~~146~~153
35	Set-Off	~~149~~156
36	Bail-In	~~149~~156

37	Notices	~~150~~157
38	Calculations and Certificates	~~152~~159
39	Partial Invalidity	~~152~~159
40	Remedies and Waivers	~~152~~159
41	Settlement or Discharge Conditional	~~152~~159
42	Irrevocable Payment	~~152~~159
43	Amendments and Waivers	~~153~~160
44	Confidential Information	~~156~~163
45	Confidentiality of Funding Rates and Reference Bank Quotations	~~161~~168
46	Counterparts	~~163~~170
Section 12 Governing Law and Enforcement		~~164~~171
47	Governing Law	~~164~~171
48	Enforcement	~~164~~171

Schedules

Schedule 1 The Parties	~~165~~172
Part A The Obligors	~~165~~172
Part B The Original Lenders	~~167~~174
Part C The Servicing Parties	~~169~~176
Schedule 2 Conditions Precedent and Conditions Subsequent	~~170~~177
Part A Conditions Precedent to Initial Utilisation Request	~~170~~177
Part B Conditions Precedent to Utilisation	~~172~~179
Part C Conditions Subsequent to Utilisation	~~174~~181
Schedule 3 Requests	~~175~~182
Part A Utilisation Request	~~175~~182
Part B Selection Notice	~~177~~184
Schedule 4 Form of Transfer Certificate	~~178~~185
Schedule 5 Form of Assignment Agreement	~~180~~187
Schedule 6 Forms of Compliance Certificate	~~183~~190

~~Part A Form of Borrower A Compliance Certificate~~	~~183~~
~~Part B~~ Part A Form of Borrower B Compliance Certificate	~~184~~190
Schedule 7 Details of the Ships	~~185~~192
Schedule 8 Timetables	~~187~~194

Execution

Execution Pages	~~188~~195

THIS AGREEMENT is made on 10 February 2020 as amended and restated by the Amending and Restating Agreement dated         September 2021

PARTIES

(1)	IVS BULK PTE. LTD., a company incorporated in Singapore with company registration number 201114306Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a borrower (the "Borrower A")

(2)	GRINDROD SHIPPING HOLDINGS LTD., a company incorporated in Singapore with company registration number 201731497H whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a borrower (the "Borrower B")

(3)	IVS BULK 709 PTE. LTD., a company incorporated in Singapore with company registration number 201328075E whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor A")

(4)	IVS BULK 5858 PTE. LTD., a company incorporated in Singapore with company registration number 201328882C whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor B")

(5)	IVS BULK 543 PTE. LTD., a company incorporated in Singapore with company registration number 201322656Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor C")

(6)	IVS BULK 5855 PTE. LTD., a company incorporated in Singapore with company registration number 201325921Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor D")

(7)	IVS BULK 541 PTE. LTD., a company incorporated in Singapore with company registration number 201322639G whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor E")

(8)	IVS BULK 545 PTE. LTD., a company incorporated in Singapore with company registration number 201322704H whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor F")

(9)	IVS BULK 712 PTE. LTD., a company incorporated in Singapore with company registration number 201333600E whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor G")

(10)	IVS BULK 1345 PTE. LTD., a company incorporated in Singapore with company registration number 201333777E whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor H")

(11)	IVS BULK 554 PTE. LTD., a company incorporated in Singapore with company registration number 201327439Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor I")

(12)	IVS BULK 7297 PTE. LTD., a company incorporated in Singapore with company registration number 201333601R whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor J")

(13)	IVS BULK 3693 PTE. LTD., a company incorporated in Singapore with company registration number 201405131D whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor K")

(14)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and HAMBURG COMMERCIAL BANK AG as mandated lead arrangers (the "Mandated Lead Arrangers")

(15)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as account bank (the "Account Bank")

(16)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders")

(17)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as agent of the other Finance Parties (the "Facility Agent")

(18)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as security agent for the Secured Parties (the "Security Agent")

BACKGROUND

(A)	~~The Lenders have~~ By a facility agreement dated 10 February 2020 and made between, amongst others, (i) the Borrowers, (ii) the Owner Guarantors, (iii) the Original Lenders, (iv) the Mandated Lead Arrangers, (v) the Account Bank, (vi) the Facility Agent and (vii) the Security Agent, the Lenders agreed to make available to the Borrowers a facility of up to $114,125,000 for the purposes of refinancing the Existing Indebtedness and certain other debt of Borrower A and for Borrower A's general corporate and working capital purposes.

(B)	On the date of the Amending and Restating Agreement, the Loan had been reduced to $97,006,250 by virtue of scheduled repayments made before that date.

(C)	By the Amending and Restating Agreement, the Finance Parties agreed to certain amendments to the facility agreement and the other Finance Documents including the increase of the amount of the facility by up to $23,031,250 to up to $120,037,500 for the purpose of:

(i)       repaying certain amounts owed by Borrower A to its shareholders; and

(ii)      financing the Borrowers' general corporate and working capital requirements.

(D)	This Agreement sets out the terms and conditions of the facility agreement as amended and restated by the Amending and Restating Agreement.

OPERATIVE PROVISIONS

2

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Account Bank" means Crédit Agricole Corporate and Investment Bank acting through its office at 92547, 12 Place des États Unis, 92120 Montrouge, France or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Majority Lenders.

"Accounts" means the Earnings Accounts, the Retention Account and the Debt Service Reserve Account.

"Account Security" means a document creating Security over any Account in agreed form as supplemented by any corresponding Supplemental Account Security.

"Advance" means a borrowing of all or part of a Tranche or Sub-Tranche under this Agreement.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Amending and Restating Agreement" means the amending and restating agreement dated September 2021 and made between, amongst others, (i) the Borrowers, (ii) the Owner Guarantors, (iii) the Lenders, (iv) the Mandated Lead Arrangers, (v) the Account Bank, (vi) the Facility Agent and (vii) the Security Agent.

"Annex VI" means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

"Anti-Corruption Laws" means the England and Wales Bribery Act 2010, the United States Foreign Corrupt Practices Act 1977 or other applicable anti-corruption legislation in any other jurisdictions.

"Approved Brokers" means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders.

"Approved Classification" means, in relation to a Ship, as at the date of this Agreement, the classification in relation to that Ship specified in Schedule 7 (Details of the Ships) with the classification in relation to that Ship specified in Schedule 7 (Details of the Ships) or the equivalent classification with another Approved Classification Society.

"Approved Classification Society" means, in relation to a Ship, as at the date of this Agreement, the classification society in relation to that Ship specified in Schedule 7 (Details of the Ships) or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders and which is a member of the International Association of Classification Societies other than (i) China Classification Society, (ii) Indian Register of Shipping and (iii) Russian Maritime Register of Shipping.

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"Approved Commercial Manager" means, in relation to a Ship, as at the date of this Agreement, the manager specified as the approved commercial manager in relation to that Ship in Schedule 7 (Details of the Ships), Grindrod Shipping (South Africa) (Pty) Ltd., GSPL or any other person approved in writing by the Facility Agent acting with the authorisation of the Lenders as the commercial manager of that Ship.

"Approved Flag" means, in relation to a Ship, as at the date of this Agreement, the flag in relation to that Ship specified in Schedule 7 (Details of the Ships) or such other flag approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

"Approved Manager" means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

"Approved Technical Manager" in relation to a Ship, as at the date of this Agreement, the manager specified as the approved technical manager in relation to that Ship in Schedule 7 (Details of the Ships), Grindrod Shipping (South Africa) (Pty) Ltd., GSPL, Sandigan Ship Services Inc or any other person approved in writing by the Facility Agent acting with the authorisation of the Lenders as the technical manager of that Ship.

"Approved Valuer" means Fearnleys, Clarksons Valuations Limited, Arrow, Braemar ACM, Barry Rogliano Salles, Simpson Spence Young (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders.

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Availability Period" means :

(a)	in respect of the Initial Sub-Tranche Commitment, the period from and including the date of this Agreement to and including, 28 February 2020.; and

(b)	in respect of the Upsize Sub-Tranche Commitment, the period from and including the date of this Agreement to and including, 29 October 2021.

"Available Commitment" means , in respect of a Lender's Initial Sub-Tranche Commitment or Upsize Sub-Tranche Commitment, that Lender's Commitment minus:

(a)	the amount of its participation in the outstanding Loan in respect of the relevant Sub- Tranches; and

4

(b)	in relation to any proposed Utilisation, the amount of its participation in any Advance in respect of the relevant Sub-Tranches that is due to be made on or before the proposed Utilisation Date.

"Available Facility" means , in respect of the Initial Sub-Tranches or the Upsize Sub-Tranches the aggregate for the time being of each Lender's Available Commitment in respect of those Sub-Tranches.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; ~~and~~

(b)	in relation to any state other than such an EEA Member Country ~~or (to the extent that the United Kingdom is not such an EEA Member Country)~~ and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

"Borrower" means Borrower A or Borrower B.

"Borrower A Group" means Borrower A and its Subsidiaries for the time being.

"Break Costs" means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) (i) on which banks are open for general business in London, Paris, Singapore, Hamburg and New York.

"Charter" means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence which exceeds, or by virtue of any operating extensions may exceed 12 months.

"Charterer" means, in relation to a Ship, any party which enters into a Charter with an Owner Guarantor which owns that Ship.

5

"Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

"CISADA" means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons.

"Code" means the US Internal Revenue Code of 1986.

"Commercial Management Agreement" means, in relation to a Ship, the agreement entered into between the relevant Owner Guarantor and the Approved Commercial Manager regarding the commercial management of that Ship.

"Commitment" means:, in relation to any Lender, the aggregate of its Initial Sub-Tranche Commitment and its Upsize Sub-Tranche Commitment.

~~in relation to an Original Lender, the amount set opposite its name under the heading~~ "Commitment"(a) in Part B of Schedule 1 (The Parties) and the amount of any ~~other Commitment transferred to it under this Agreement; and~~

(b)	in relation to any other Lender, the amount of any Commitment transferred to it ~~under this Agreement,~~

~~to the extent not cancelled, reduced or transferred by it under this Agreement.~~

"Compliance Certificate" means a certificate in the relevant form set out in Schedule 6 (Forms of Compliance Certificate) or in any other form agreed between the Borrowers and the Facility Agent.

"Confidential Information" means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 44 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

6

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.

"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

"Debt Service" means all amounts due under this Agreement including principal and interest (based on indicative LIBOR (or if applicable, the substitute rate as determined pursuant to Clause 10.1 (Unavailability of Screen Rate) as long as no fixed rate or hedged interest rate applies), as determined by the Facility Agent.

"Debt Service Reserve Account" means:

(a)	an account in the name of Borrower A with the Account Bank and designated "IVS Bulk Pte. Ltd. - Debt Service Reserve Account";

(b)	any other account in the name of Borrower A with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"Deed of Covenant" means, in relation to a Ship, the deed of covenant collateral to the Mortgage over that Ship in agreed form as supplemented by the Supplemental Deed of Covenants in relation to that Ship.

"Deed of Release" means a deed releasing the Existing Security in a form acceptable to the Facility Agent.

"Default" means an Event of Default or a Potential Event of Default.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

"Disruption Event" means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

7

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Document of Compliance" has the meaning given to it in the ISM Code.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to an Owner Guarantor or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person (and such consent deemed to be granted in the case of sharing of Earnings pursuant to a Pool Agreement):

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to an Owner Guarantor or the Security Agent in the event of requisition of that Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to an Owner Guarantor in relation to general average contribution; and

(b)	if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

8

"Earnings Account" means:

(a)	an account in the name of Borrower A with the Account Bank designated " IVS Bulk Pte. Ltd. – Earnings Account";

(b)	any other account in the name of Borrower A with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)	any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, sea, land or soils (including the seabed) or surface water; or

(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

9

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Event of Default" means any event or circumstance specified as such in Clause 27 (Events of Default).

"Excluded Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).

"Existing Facility Agent A" means the "Facility Agent" as such term is defined in the Existing Facility Agreement A.

"Existing Facility Agent B" means the "Facility Agent" as such term is defined in the Existing Facility Agreement B.

"Existing Facility Agreement A" means the facility agreement dated 24 October 2014 (as supplemented, amended and/ or restated from time to time) and entered into between, amongst others, (i) Guarantor A, Guarantor B, Guarantor C, Guarantor D, Guarantor E and Guarantor F as joint and several borrowers, (ii) Borrower A as parent guarantor, and (iii) Crédit Agricole Corporate and Investment Bank as facility agent and security agent to finance the acquisition costs of Ship A, Ship B, Ship C, Ship D, Ship E and Ship F and for working capital purposes.

"Existing Facility Agreement B" means the facility agreement dated 22 January 2016 (as supplemented, amended and/ or restated from time to time, including by an amendment and restatement deed dated 15 January 2018) and entered into between, amongst others, (i) Guarantor G, Guarantor H, Guarantor I, Guarantor J, Guarantor K and IVS Bulk 10824 Pte. Ltd. as joint and several borrowers, (ii) Borrower A as parent guarantor and (iii) and DVB Bank SA Singapore Branch as facility agent and security agent to finance Ship G, Ship H, Ship I, Ship J, Ship K and the m.v. "IVS NORTH BERWICK".

"Existing Indebtedness" means Existing Indebtedness A and Existing Indebtedness B.

"Existing Indebtedness A" means, at any date, the outstanding Financial Indebtedness of Guarantor A, Guarantor B, Guarantor C, Guarantor D, Guarantor E or Guarantor F on that date under the Existing Facility Agreement A.

"Existing Indebtedness B" means, at any date, the outstanding Financial Indebtedness of Guarantor G, Guarantor H, Guarantor I, Guarantor J or Guarantor K on that date under the Existing Facility Agreement B.

"Existing Security" means any Security created to secure the Existing Indebtedness in respect of any Ship or Owner Guarantor.

"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

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"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement or the Amending and Restating Agreement between any of the Mandated Lead Arrangers, the Facility Agent and the Security Agent and any Obligor setting out any of the fees referred to in Clause 11 (Fees) or clause 6 (Fees) of the Amending and Restating Agreement.

"Finance Document" means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	each Utilisation Request;

(d)	any Security Document;

(e)	any Subordination Deed;

(f)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

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(g)	any other document designated as such by the Facility Agent and Borrowers.

"Finance Party" means the Account Bank, the Facility Agent, the Security Agent, the Mandated Lead Arrangers or a Lender.

"Financial Indebtedness" means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing under IFRS;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"Funding Rate" means any individual rate notified by a Lender to the Facility Agent pursuant to paragraphs (a)(ii) of Clause 10.4 (Cost of funds).

"General Assignment" means, in relation to a Ship, the general assignment creating Security over that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship and over any Charter and any Charter Guarantee, in agreed form as supplemented by the Supplemental General Assignment in respect of that Ship.

"Group" means Borrower B and its Subsidiaries for the time being.

"GSPL" means Grindrod Shipping Pte. Ltd., a company incorporated in Singapore with company registration number 200407212K whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763.

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"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.

"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).

"Initial Sub-Tranche" means Initial Sub-Tranche A, Initial Sub-Tranche B, Initial Sub-Tranche C, Initial Sub-Tranche D, Initial Sub-Tranche E, Initial Sub-Tranche F, Initial Sub-Tranche G, Initial Sub-Tranche H, Initial Sub-Tranche I, Initial Sub-Tranche J or Initial Sub-Tranche K.

"Initial Sub-Tranche A" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship A and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $12,100,000.00, of which $10,285,000.00 was outstanding as at the date of the Amending and Restating Agreement.

"Initial Sub-Tranche B" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship B and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $11,550,000.00, of which $9,817,500.00 was outstanding as at the date of the Amending and Restating Agreement.

"Initial Sub-Tranche C" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship C and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $8,800,000.00, of which $7,480,000.00 was outstanding as at the date of the Amending and Restating Agreement.

"Initial Sub-Tranche Commitment" means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading "Initial Sub-Tranche Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Initial Sub-Tranche Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Initial Sub-Tranche Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Initial Sub-Tranche D" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship D and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $8,112,500.00, of which $6,895,625.00 was outstanding as at the date of the Amending and Restating Agreement..

"Initial Sub-Tranche E" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship E and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $8,112,500.00, of which $6,895,625.00 was outstanding as at the date of the Amending and Restating Agreement.

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"Initial Sub-Tranche F" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship F and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $9,350,000.00, of which $7,947,500.00 was outstanding as at the date of the Amending and Restating Agreement.

"Initial Sub-Tranche G" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship G and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $12,100,000.00, of which $10,285,000.00 was outstanding as at the date of the Amending and Restating Agreement.

"Initial Sub-Tranche H" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship H and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $13,337,500.00, of which $11,336,875.00 was outstanding as at the date of the Amending and Restating Agreement.

"Initial Sub-Tranche I" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship I and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $9,900,000.00, of which $8,415,000.00 was outstanding as at the date of the Amending and Restating Agreement.

"Initial Sub-Tranche J" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship J and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $8,662,500.00, of which $7,363,125.00 was outstanding as at the date of the Amending and Restating Agreement.

"Initial Sub-Tranche K" means that part of the Loan made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship K and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount of $12,100,000.00, of which $10,285,000.00 was outstanding as at the date of the Amending and Restating Agreement.

"Insurances" means, in relation to a Ship:

(a)	all policies and contracts of insurance and reinsurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, that Ship's Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)	all rights (including without limitation, any and all rights or claims which an Owner Guarantor may have under or in connection with any cut-through clause in relation to any reinsurance contract relating to the aforesaid policies or contract of reinsurance) and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Interest Payment Date" has the meaning given to it in paragraph (a) of Clause 8.2 (Payment of interest).

"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

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"Interpolated Screen Rate" means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan,

each as of the Specified Time for dollars.

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"Legal Reservations" means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 28 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with this Agreement.

"LIBOR" means, in relation to the Loan or any part of the Loan:

(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

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(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate).

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

"LMA" means the Loan Market Association.

"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a "part of the Loan" means an Advance, a Tranche, a Sub-Tranche or any other part of the Loan as the context may require.

"Major Casualty" means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

"Majority Lenders" means:

(a)	if no Advance has yet been made, such Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or

(b)	at any other time, such Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, such Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

"Management Agreement" means a Technical Management Agreement or a Commercial Management Agreement.

"Manager's Undertaking" means the letter of undertaking from the Approved Technical Manager and the letter of undertaking from the Approved Commercial Manager subordinating the rights of the Approved Technical Manager and the Approved Commercial Manager respectively against each Ship and each Owner Guarantor to the rights of the Finance Parties in agreed form.

"Margin" means 3.10 per cent. per annum.

"Market Value" means, in relation to a Ship or any other vessel, at any date, the market value of that Ship or vessel shown by a valuation prepared:

(a)	as at a date not more than 14 days previously or, for the purposes of establishing the market values of that Ship as at the Utilisation Date, not more than 30 days previously;

(b)	by an Approved Valuer;

(c)	with or without physical inspection of that Ship or vessel (as the Facility Agent may require); and

(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any charter,

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after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any member of the Group or the Group as a whole; or

(b)	the ability of any Transaction Obligor to perform its obligations under any Finance Document; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

~~"Mezzanine Loan" means the loan of up to $34,400,000 provided to GSPL for the purpose of purchasing shares in Borrower A pursuant to the financing agreement dated on or about the date of this Agreement and made between (i) GSPL as borrower (ii) the persons named from time to time therein as lenders and (iii) Sankaty as administrative agent and collateral agent.~~

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Mortgage" means, in relation to a Ship, a first priority Singapore ship mortgage on that Ship in agreed form as supplemented by the corresponding Supplemental Mortgage (and, for the avoidance of doubt, as between the Parties each such first priority Singapore ship mortgage and the corresponding Supplemental Mortgage shall rank pari passu with each other).

"Obligor" means a Borrower or an Owner Guarantor.

"Original Financial Statements" means:

(a)	in relation to a Borrower, the audited consolidated financial statements of the Group for its financial year ended 31 December 2018; and

(b)	in relation to each Owner Guarantor, its audited financial statements for its financial year ended 31 December 2018.

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"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

"Other Facility Debt Service Reserve Account" means the account of GSPL with the Account Bank which is the Debt Service Reserve Account, as defined in the Other Facility Agreement.

"Other Facility Agreement" means the facility agreement dated 8 May 2018 and made between (i) GSPL as borrower, (ii) the companies named therein as owner guarantors, (iii) the banks and financial institutions named therein as mandated lead arrangers, (iv) Crédit Agricole Corporate and Investment Bank and DVB Bank SE Singapore Branch as coordination agents,

(v) Crédit Agricole Corporate and Investment Bank as account bank, (vi) DVB Bank SE Singapore Branch as facility agent and (vii) DVB Bank SE Singapore Branch as security agent relating to a facility of up to $100,000,000 to refinance 16 ships.

"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).

"Owner Guarantor" means Guarantor A, Guarantor B, Guarantor C, Guarantor D, Guarantor E, Guarantor F, Guarantor G, Guarantor H, Guarantor I, Guarantor J or Guarantor K.

"Parallel Debt" means any amount which an Obligor owes to the Security Agent under Clause

31.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Perfection Requirements" means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document including (but not limited to) registration of the charges created by each of the relevant Security Documents with the Accounting and Corporate Regulatory Authority in Singapore and registration of the Mortgages with the Singapore Registry of Ships.

"Permitted Charter" means, in relation to a Ship, a charter:

(a)	which is a time, voyage or consecutive voyage charter;

(b)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months plus a redelivery allowance of not more than 30 days;

(c)	which is entered into on bona fide arm's length terms at the time at which that Ship is fixed; and

(d)	in relation to which not more than two months' hire is payable in advance,

and any other charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

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"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Deed or otherwise and which is, in the case of any such Financial Indebtedness of an Owner Guarantor, the subject of Subordinated Debt Security; and

(c)	any Financial Indebtedness reasonably incurred in connection with the normal commercial and technical operation of a Ship and administration of affairs of the relevant Owner Guarantor.

"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	until the Utilisation Date, the Existing Security;

(c)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(d)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice;

(e)	liens for salvage;

(f)	liens for master's disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice; and

(g)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship and not as a result of any default or omission by any Owner Guarantor, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 24.18 (Restrictions on chartering, appointment of managers etc.).

"Pool Agreement" means:

(a)	in relation to Ship D, Ship E or Ship J, the handysize pool agreement dated 27 May 2014 and made between, originally, (i) GSPL, IVS Bulk 603 Pte. Ltd., IVS Bulk 511 Pte. Ltd., IVS Bulk Owning Pte. Ltd., IVS Bulk Carriers Pte. Ltd., IVS Bulk 609 Pte. Ltd., IVS Bulk 611 Pte. Ltd., IVS Bulk 612 Pte. Ltd., IVS Bulk 462 Pte. Ltd., IVS Bulk 512 Pte. Ltd., IVS Bulk 430 Pte. Ltd. and Guarantor E as owners and (ii) GSPL as pool manager as supplemented by an accession letter dated 7 November 2014 from Guarantor D to GSPL and an accession letter dated 16 August 2015 from Guarantor J to GSPL; or

(b)	in relation to Ship A, Ship B, Ship H, Ship G or Ship K, the supramax pool agreement dated 27 August 2015 and made between, originally, (i) GSPL, Guarantor A, Guarantor B and Guarantor G as owners and (ii) GSPL as pool manager as supplemented by an accession letter dated 15 February 2016 from Guarantor K to GSPL and an accession letter dated 14 December 2016 from Guarantor H to GSPL.

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"Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced from time to time.

"Potential Event of Default" means any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Protected Party" has the meaning given to it in Clause 12.1 (Definitions).

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Recognised Organisation" means, in respect of a Ship, an organisation representing that Ship's flag state and, for the purposes of Clause 24.21 (Poseidon Principles), duly authorised to determine whether the relevant Owner Guarantor has complied with regulation 22A of Annex VI.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)	if:

(i)       the Reference Bank is a contributor to the Screen Rate; and

(ii)       it consists of a single figure,

as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, as the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.

"Reference Banks" means the principal London office of Crédit Agricole Corporate and Investment Bank and/or such other entities as may be appointed by the Facility Agent in consultation with the Borrowers.

"Reference Bank Quotation" means any quotation supplied to the Facility Agent by a Reference Bank.

~~"Regiment" means Regiment Capital Ltd., an exempted company incorporated in the Cayman Islands with limited liability with its registered office at Maples Corporate Services, P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands, KY1-1104.~~

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"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Interbank Market" means the London interbank market.

"Relevant Jurisdiction" means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Relevant Person" means:

(a)	each Obligor;

(b)	each subsidiary of any Obligor; and

(c)	all respective directors, officers, employees, agents and representatives of each of the persons mentioned in paragraphs (a) to (b) above.

"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Repeating Representation" means each of the representations set out in Clause 19 (Representations) except Clause 19.10 (Insolvency), Clause 19.11 (No filing or stamp taxes) and Clause 19.12 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.

"Replacement Benchmark" means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)       the administrator of that Screen Rate; or

(ii)       any Relevant Nominating Body,

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and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Borrowers, an appropriate successor to a Screen Rate.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee, broker or custodian.

"Restricted Party" means a person:

(a)	that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);

(b)	that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws which attach legal effect to being domiciled, registered as located or having its main place of business in such country; or

(c)	that is directly or indirectly owned or controlled by a person referred to in paragraph (a) and/or (b) above; or

(d)	with which any member of the Group is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.

"Requisition" means in relation to a Ship:

(a)	any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.

"Requisition Compensation" includes all compensation or other moneys payable to an Owner Guarantor by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Retention Account" means:

(a)	an account in the name of Borrower A with the Account Bank designated " IVS Bulk Pte. Ltd. Retention Account";

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(b)	any other account in the name of Borrower A with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Safety Management System" has the meaning given to it in the ISM Code.

"Sanctions Authority" means the United Nations, the United Kingdom, the European Union, the member states of the European Union, the United States of America and any authority acting on behalf of any of them in connection with Sanctions Laws.

"Sanctions Laws" means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

"Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority as amended, revised, supplemented or substituted from time to time.

"Sankaty" means Sankaty European Investments III, S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated in Luxembourg having its registered office at 4, rue Lou Hemmer, L-1748, Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B-183.498 and having a corporate capital of US$17,187.

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.

"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.

"Secured Party" means each Finance Party from time to time party to this Agreement, a Receiver or any Delegate.

"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"Security Assets" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

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"Security Document" means:

(a)	any Shares Security;

(b)	any Mortgage;

(c)	any Deed of Covenant;

(d)	any General Assignment;

(e)	any Account Security;

(f)	any Manager's Undertaking;

(g)	any Subordinated Debt Security;

(h)	any Shares Security Confirmation Deed;

(i)	any Supplemental Mortgage;

(j)	any Supplemental Deed of Covenants;

(k)	any Supplemental General Assignment;

(l)	any Supplemental Account Security;

(m)	~~(h)~~any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(n)	~~(i)~~any other document designated as such by the Facility Agent and the Borrowers.

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)	all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;

(d)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties,

24

except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

"Selection Notice" means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

"Servicing Party" means the Facility Agent or the Security Agent.

"Shares Security" means, a document creating Security over the share capital in each Owner Guarantor in agreed form as supplemented by the corresponding Shares Security Confirmation Deed.

"Shares Security Confirmation Deed" means, in respect of each Owner Guarantor, a shares security confirmation deed supplemental to the Shares Security in respect of that Owner Guarantor in the agreed form.

"Ship" means Ship A, Ship B, Ship C, Ship D, Ship E, Ship F, Ship G, Ship H, Ship I, Ship J or Ship K.

"Ship A" means m.v. "IVS HIRONO", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship B" means m.v. "IVS WENTWORTH", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship C" means m.v. "IVS PHINDA", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship D" means m.v. "IVS SPARROWHAWK", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship E" means m.v. "IVS KESTREL", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship F" means m.v. "IVS THANDA", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship G" means m.v. "IVS BOSCH HOEK", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship H" means m.v. "IVS SWINLEY FOREST", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship I" means m.v. "IVS TEMBE", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship J" means m.v. "IVS SUNBIRD", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

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"Ship K" means m.v. "IVS GLENEAGLES", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Specified Time" means a day or time determined in accordance with Schedule 8 (Timetables).

"Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

"Subordinated Creditor" means:

(a)	Borrower A; or

(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

"Subordinated Debt Security" means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.

"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by any Owner Guarantor to a Subordinated Creditor whether documented in any written agreement or otherwise.

"Subordination Deed" means a subordination deed entered into or to be entered into by a Subordinated Creditor and the Security Agent in agreed form.

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

"Sub-Tranche" means an Initial Sub-Tranche or an Upsize Sub-Tranche.

"Supplemental Account Security" means, in respect of any Account Security, an account security supplemental to that Account Security in the agreed form.

"Supplemental Deed of Covenants" means, in respect of each Ship, a deed of covenants supplemental to the Deed of Covenant and collateral to the Supplemental Mortgage in respect of that Ship in the agreed form.

"Supplemental General Assignment" means, in respect of each Ship, a general assignment supplemental to the General Assignment in respect of that Ship in the agreed form.

"Supplemental Mortgage" means, in respect of each Ship, the second priority Singapore ship mortgage on that Ship in the agreed form.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).

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"Technical Management Agreement" means, in relation to a Ship, the agreement entered into between the relevant Owner Guarantor and the Approved Technical Manager regarding the technical management of that Ship.

"Termination Date" means ~~the date falling five years from the Utilisation Date~~13 February 2025.

"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).

"Total Commitments" means the aggregate of the Commitments, of up to $114,125,000 at the date of this Agreement as increased to $120,037,500 pursuant to the Amending and Restating Agreement (and accounting for repayments made before the date of the Amending and Restating Agreement).

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)	any Requisition of that Ship unless that Ship is returned to the full control of the relevant Owner Guarantor within 30 days of such Requisition.

"Total Loss Date" means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Owner Guarantor with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

"Tranche" means Tranche A, Tranche B, Tranche C, Tranche D, Tranche E, Tranche F, Tranche G, Tranche H, Tranche I, Tranche J or Tranche K.

~~"Tranche A" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship A and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $12,100,000.00 and (ii) 55 per cent. of the Market Value of Ship A as at the Utilisation Date of Tranche A.~~

~~"Tranche B" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship B and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $11,550,000.00 and (ii) 55 per cent. of the Market Value of Ship B as at the Utilisation Date of Tranche B.~~

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~~"Tranche C" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship C and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $8,800,000.00 and (ii) 55 per cent. of the Market Value of Ship C as at the Utilisation Date of Tranche C.~~

~~"Tranche D" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship D and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $8,112,500.00 and (ii) 55 per cent. of the Market Value of Ship D as at the Utilisation Date of Tranche D.~~

~~"Tranche E" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship E and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $8,112,500.00 and (ii) 55 per cent. of the Market Value of Ship E as at the Utilisation Date of Tranche E.~~

~~"Tranche F" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship F and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $9,350,000.00 and (ii) 55 per cent. of the Market Value of Ship F as at the Utilisation Date of Tranche F.~~

~~"Tranche G" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship G and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $12,100,000.00 and (ii) 55 per cent. of the Market Value of Ship G as at the Utilisation Date of Tranche G.~~

~~"Tranche H" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship H and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $13,337,500.00 and (ii) 55 per cent. of the Market Value of Ship H as at the Utilisation Date of Tranche H.~~

~~"Tranche I" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship I and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $9,900,000.00 and (ii) 55 per cent. of the Market Value of Ship I as at the Utilisation Date of Tranche I.~~

~~"Tranche J" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship J and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $8,662,500.00 and (ii) 55 per cent. of the Market Value of Ship J as at the Utilisation Date of Tranche J.~~

~~"Tranche K" means that part of the Loan made or to be made available to the Borrowers for the purposes of refinancing the Existing Indebtedness in respect of Ship K and certain other debt of Borrower A and for general corporate and working capital purposes in a principal amount not exceeding the lesser of (i) $12,100,000.00 and (ii) 55 per cent. of the Market Value of Ship K as at the Utilisation Date of Tranche K.~~

"Tranche A" means Initial Sub-Tranche A and Upsize Sub-Tranche A.

"Tranche B" means Initial Sub-Tranche B and Upsize Sub-Tranche B.

"Tranche C" means Initial Sub-Tranche C and Upsize Sub-Tranche C.

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"Tranche D" means Initial Sub-Tranche D and Upsize Sub-Tranche D.

"Tranche E" means Initial Sub-Tranche E and Upsize Sub-Tranche E.

"Tranche F" means Initial Sub-Tranche F and Upsize Sub-Tranche F.

"Tranche G" means Initial Sub-Tranche G and Upsize Sub-Tranche G.

"Tranche H" means Initial Sub-Tranche H and Upsize Sub-Tranche H.

"Tranche I" means Initial Sub-Tranche I and Upsize Sub-Tranche I.

"Tranche J" means Initial Sub-Tranche J and Upsize Sub-Tranche J.

"Tranche K" means Initial Sub-Tranche K and Upsize Sub-Tranche K.

"Transaction Document" means:

(a)	a Finance Document;

(b)	a Pool Agreement; or

(c)	any other document designated as such by the Facility Agent and a Borrowers.

"Transaction Obligor" means an Obligor, any Approved Manager who is a member of the Group, or any other member of the Group who executes a Transaction Document.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"UK Bail-In Legislation" means ~~(to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD)~~ Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"UK Establishment" means a UK establishment as defined in the Overseas Regulations.

"Unpaid Sum" means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

29

"Upsize Sub-Tranche" means Upsize Sub-Tranche A, Upsize Sub-Tranche B, Upsize Sub- Tranche C, Upsize Sub-Tranche D, Upsize Sub-Tranche E, Upsize Sub-Tranche F, Upsize Sub- Tranche G, Upsize Sub-Tranche H, Upsize Sub-Tranche I, Upsize Sub-Tranche J or Upsize Sub- Tranche K.

"Upsize Sub-Tranche A" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $2,441,867.47 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche A as at the Utilisation Date of Upsize Sub-Tranche A, equals 55 per cent. of the Market Value of Ship A as at the Utilisation Date of Upsize Sub-Tranche A.

"Upsize Sub-Tranche B" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $2,330,873.49 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche B as at the Utilisation Date of Upsize Sub-Tranche B, equals 55 per cent. of the Market Value of Ship B as at the Utilisation Date of Upsize Sub-Tranche B.

"Upsize Sub-Tranche C" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $1,775,903.61 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche C as at the Utilisation Date of Upsize Sub-Tranche C, equals 55 per cent. of the Market Value of Ship C as at the Utilisation Date of Upsize Sub-Tranche C.

"Upsize Sub-Tranche Commitment" means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading "Upsize Sub-Tranche Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Upsize Sub-Tranche Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Upsize Sub-Tranche Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Upsize Sub-Tranche D" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $1,637,161.14 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche D as at the Utilisation Date of Upsize Sub-Tranche D, equals 55 per cent. of the Market Value of Ship D as at the Utilisation Date of Upsize Sub-Tranche D.

"Upsize Sub-Tranche E" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $1,637,161.14 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche E as at the Utilisation Date of Upsize Sub-Tranche E, equals 55 per cent. of the Market Value of Ship E as at the Utilisation Date of Upsize Sub-Tranche E.

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"Upsize Sub-Tranche F" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $1,886,897.59 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche F as at the Utilisation Date of Upsize Sub-Tranche F, equals 55 per cent. of the Market Value of Ship F as at the Utilisation Date of Upsize Sub-Tranche F.

"Upsize Sub-Tranche G" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $2,441,867.47 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche G as at the Utilisation Date of Upsize Sub-Tranche G, equals 55 per cent. of the Market Value of Ship G as at the Utilisation Date of Upsize Sub-Tranche G.

"Upsize Sub-Tranche H" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $2,691,603.93 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche H as at the Utilisation Date of Upsize Sub-Tranche H, equals 55 per cent. of the Market Value of Ship H as at the Utilisation Date of Upsize Sub-Tranche H.

"Upsize Sub-Tranche I" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $1,997,891.57 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche I as at the Utilisation Date of Upsize Sub-Tranche I, equals 55 per cent. of the Market Value of Ship I as at the Utilisation Date of Upsize Sub-Tranche I.

"Upsize Sub-Tranche J" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $1,748,155.12 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche J as at the Utilisation Date of Upsize Sub-Tranche J, equals 55 per cent. of the Market Value of Ship J as at the Utilisation Date of Upsize Sub-Tranche J.

"Upsize Sub-Tranche K" means that part of the Loan made or to be made available to the Borrowers for the purposes of repaying certain amounts owed by Borrower A to its shareholders and financing the Borrowers' general corporate and working capital requirements in a principal amount not exceeding the lesser of (i) $2,441,867.47 and (ii) an amount that, when aggregated with the outstanding amount of Initial Sub-Tranche K as at the Utilisation Date of Upsize Sub-Tranche K, equals 55 per cent. of the Market Value of Ship K as at the Utilisation Date of Upsize Sub-Tranche K.

"US" means the United States of America.

"US Tax Obligor" means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

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"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Advance is to be made.

"Utilisation Request" means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

"VAT" means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	~~(a)~~any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), any goods and services tax or any consumption tax; and

(c)	~~(b)~~any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Write-down and Conversion Powers" means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

~~(c)~~	~~in relation to any UK Bail-In Legislation:~~

(c)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers~~; and~~ .

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~~(ii)~~	~~any similar or analogous powers under that UK Bail-In Legislation.~~

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the "Account Bank", the "Mandated Lead Arrangers", the "Facility Agent", any "Finance Party", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	"document" includes a deed and also a letter or fax;

(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)	a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(x)	a "person" includes any individual, firm, company, corporation, branch, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

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(xiii)	a time of day is a reference to Singapore time;

(xiv)	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xv)	words denoting the singular number shall include the plural and vice versa; and

(xvi)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)	The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3	Construction of insurance terms

In this Agreement:

"approved" means, approved in writing by the Facility Agent.

"excess risks" means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

"obligatory insurances" means all insurances effected, or which any Owner Guarantor is obliged to effect, under Clause 23 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I clubs, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

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"war risks" includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrowers and the Facility Agent); or

(b)	in any other form agreed in writing between the Borrowers and the Facility Agent acting with the authorisation of the Lenders or, if agreed in a Finance Document, the Majority Lenders.

1.5	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Subject to Clause 43.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Affiliate, Receiver, Delegate or any other person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 30.11 (Exclusion of liability), Clause 30.21 (Role of Reference Banks), Clause 30.22 (Third Party Reference Banks) or paragraph (b) of Clause 31.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

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SECTION 2

THE FACILITY

2	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar term loan facility in 11 Tranches (comprising 11 Initial Sub-Tranches and 11 Upsize Sub- Tranches) in an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties' rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Owner Guarantors' Agent

(a)	Each Owner Guarantor by its execution of this Agreement irrevocably appoints Borrower A to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	Borrower A on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Owner Guarantor notwithstanding that they may affect that Owner Guarantor, without further reference to or the consent of that Owner Guarantor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Owner Guarantor pursuant to the Finance Documents to Borrower A,

and in each case that Owner Guarantor shall be bound as though that Owner Guarantor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

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(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by Borrower A or given to Borrower A under any Finance Document on behalf of an Owner Guarantor or in connection with any Finance Document (whether or not known to any Owner Guarantor) shall be binding for all purposes on that Owner Guarantor as if that Owner Guarantor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of Borrower A and any Owner Guarantor, those of Borrower A shall prevail.

3	PURPOSE

3.1	Purpose

The Borrowers shall apply all amounts borrowed ~~under the Facility only for the purpose of refinancing the Existing Indebtedness and certain other debt of Borrower A and for Borrower A's general corporate and working capital purposes.~~:

(a)	under the Initial Sub-Tranches only for the purpose of refinancing the Existing Indebtedness and certain other debt of Borrower A and for the Borrower A's general corporate and working capital purposes; and

(b)	under the Upsize Sub-Tranches for the purposes set out in paragraph (C) of the preamble to this Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrowers may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent and Conditions Subsequent) in form and substance satisfactory to the Facility Agent.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date and before the Advance is made available:

(i)	no Default is continuing or would result from the proposed Advance;

(ii)	the Repeating Representations to be made by each Obligor are true;

(iii)	the Ship in respect of which such Advance is to be made has neither been sold, arrested nor become a Total Loss;

(iv)	none of the events described in sub-paragraphs (a)(i) or (ii) of Clause 7.5 (Mandatory prepayment on change of control Borrower A or GSPL) has occurred;

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(v)	no Lender has given a notice to the Facility Agent pursuant to paragraph (a) of Clause 7.1 (Illegality).; and

(vi)	since 31 December 2020, nothing shall have occurred (and neither the Facility Agent nor any of the Lenders shall have become aware of any condition or circumstance not previously known to it or them) which the Facility Agent (acting on the instructions of the Lenders shall determine has had, or could reasonably be expected to have, a material adverse effect:

(A)	on the rights or remedies of the Lenders;

(B)	on the performance of the Borrowers and its Subsidiaries of their obligations to the Lenders, (x) with respect to the Facility or (y) on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrowers and their respective Subsidiaries;

(b)	the Facility Agent has received on or before the ~~relevant~~ Utilisation Date in respect of any Initial Sub-Tranche, or is satisfied it will receive when the relevant Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent and Conditions Subsequent) in form and substance satisfactory to the Facility Agent.; and

(c)	the Facility Agent has received on or before the Utilisation Date in respect of any Upsize Sub- Tranche, or is satisfied it will receive when the relevant Advance is made available:

(i)	evidence that the entire issued share capital of Borrower A is held by GSPL in form and substance satisfactory to the Facility Agent; and

(ii)	evidence that the fees then due from the Borrowers pursuant to clause 6 (Fees) of the Amending and Restating Agreement have been paid or will be paid upon the relevant Advance being made.

4.3	Notification of satisfaction of conditions precedent

(a)	The Facility Agent shall notify the Borrowers and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(b)	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent

If the Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Lenders, may agree in writing with the Borrowers.

4.5	Conditions subsequent

Save in the case of documentary evidence which must be provided on the Utilisation Date (as a same day condition subsequent pursuant to sub-paragraph (a), (b) or (c) of paragraph 2 of Part C of Schedule 2 (Conditions Precedent and Conditions Subsequent)) that the relevant Deed of Covenant and General Assignment has been dated the date of the Utilisation Date and the Mortgage has been duly registered on the Utilisation Date (as required under paragraph 2(a) of Part C of Schedule 2 (Conditions Subsequent to Utilisation), the Borrowers undertake to deliver or cause to be delivered to the Facility Agent within five Business Days after the first Utilisation Date, the additional documents and other evidence listed in Part C of Schedule 2 (Conditions Subsequent to Utilisation) in form and substance satisfactory to the Facility Agent.

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SECTION 3

UTILISATION

5	UTILISATION

5.1	Delivery of a Utilisation Request

(a)	The Borrowers may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Borrowers may not deliver more than one Utilisation Request for any Sub-Tranche.

(c)	The Utilisation Date for all Initial Sub-Tranches must be the same date.

(d)	~~(c)~~The Utilisation Date for all Upsize Sub-Tranches must be the same date.

5.2	Completion of a Utilisation Request

Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day within the relevant Availability Period;

(b)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(c)	the proposed Interest Period complies with Clause 9 (Interest Periods).

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)	The amount of the proposed Advance of ~~a~~ an Initial Sub-Tranche must be an amount which is not more than the lowest of:

(i)	55 per cent. of the Market Value of the Ship to which that Initial Sub-Tranche relates;

(ii)	in the case of the Advance of Initial Sub-Tranche A, $12,100,000.00;

(iii)	in the case of the Advance of Initial Sub-Tranche B, $11,550,000.00;

(iv)	in the case of the Advance of Initial Sub-Tranche C, $8,800,000.00;

(v)	in the case of the Advance of Initial Sub-Tranche D, $8,112,500.00;

(vi)	in the case of the Advance of Initial Sub-Tranche E, $8,112,500.00;

(vii)	in the case of the Advance of Initial Sub-Tranche F, $9,350,000.00;

(viii)	in the case of the Advance of Initial Sub-Tranche G, $12,100,000.00;

(ix)	in the case of the Advance of Initial Sub-Tranche H, $13,337,500.00;

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(x)	in the case of the Advance of Initial Sub-Tranche I, $9,900,000.00;

(xi)	in the case of the Advance of Initial Sub-Tranche J, $8,662,500.00; and

(xii)	in the case of the Advance of Initial Sub-Tranche K, $12,100,000.00.

(c)	The amount of the proposed Advance of an Upsize Sub-Tranche must be an amount which is not more than the lowest of:

(i)	an amount that, when aggregated with the amount outstanding in respect of the corresponding Initial Sub-Tranche, equals 55 per cent. of the Market Value of the Ship to which that Upsize Sub-Tranche relates;

(ii)	in the case of the Advance of Upsize Sub-Tranche A, $2,441,867.47;

(iii)	in the case of the Advance of Upsize Sub-Tranche B, $2,330,873.49;

(iv)	in the case of the Advance of Upsize Sub-Tranche C, $1,775,903.61;

(v)	in the case of the Advance of Upsize Sub-Tranche D, $1,637,161.14;

(vi)	in the case of the Advance of Upsize Sub-Tranche E, $1,637,161.14;

(vii)	in the case of the Advance of Upsize Sub-Tranche F, $1,886,897.59;

(viii)	in the case of the Advance of Upsize Sub-Tranche G, $2,441,867.47;

(ix)	in the case of the Advance of Upsize Sub-Tranche H, $2,691,603.93;

(x)	in the case of the Advance of Upsize Sub-Tranche I, $1,997,891.57;

(xi)	in the case of the Advance of Upsize Sub-Tranche J, $1,748,155.12; and

(xii)	in the case of the Advance of Upsize Sub-Tranche K, $2,441,867.47.

(d)	~~(c)~~The aggregate amount of the proposed Advances must be an amount which is not more than the Available Facility in respect of the relevant Sub-Tranches.

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment in respect of the relevant Sub-Tranches to the Available Facility in respect of those Sub-Tranches immediately before making that Advance.

(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

5.5	Cancellation of Commitments

The Commitments in respect of any Sub-Tranche which are unutilised at the end of the Availability Period for such Sub-Tranche shall then be cancelled.

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5.6	Retentions and payment to third parties

Each Borrower irrevocably authorises the Facility Agent:

(a)	to deduct from the proceeds of any Advance any fees then payable to the Finance Parties in accordance with Clause 11 (Fees), any agreed solicitors fees and disbursements together with any applicable VAT and any other items listed as deductible items in the relevant Utilisation Request and to apply them in payment of the items to which they relate; and

(b)	on each Utilisation Date, to pay to, or for the account of, the Borrowers or the relevant Owner Guarantor (as applicable) which is to utilise the relevant Advance the balance (after any deduction made in accordance with paragraph (a) above) of the amounts which the Facility Agent receives from the Lenders in respect of the relevant Advance. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the relevant Advance:

(i)	in the case of Initial Sub-Tranche A, Initial Sub-Tranche B, Initial Sub-Tranche C, Initial Sub-Tranche D, Initial Sub-Tranche E or Initial Sub-Tranche F partly to the account of the Existing Facility Agent A under Existing Facility Agreement A which the Borrowers specify in the relevant Utilisation Request and any balance to the account of Borrower A as specified in the relevant Utilisation Request; and

(ii)	in the case of Initial Sub-Tranche G, Initial Sub-Tranche H, Initial Sub-Tranche I, Initial Sub-Tranche J or Initial Sub-Tranche K partly to the account of the Existing Facility Agent B under Existing Facility Agreement B which the Borrowers specify in the relevant Utilisation Request and any balance to the account of Borrower A as specified in the relevant Utilisation Request.

5.7	Disbursement of Advance to third party

Payment by the Facility Agent under Clause 5.6 (Retentions and payment to third parties) to a person other than a Borrower shall constitute the making of the relevant Advance and the Borrowers shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's participation in that Advance.

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loan

(a)	The Borrowers shall repay ~~the Loan as follows:~~:

(i)	the Initial Sub-Tranches of the Loan outstanding as at the date of the Amending and Restating Agreement as follows:

(A)	Initial Sub-Tranche A shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $302,500.00 together with a balloon instalment of $6,050,000.00 payable on the Termination Date;

(B)	~~(b)~~Initial Sub-Tranche B shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $288,750.00 together with a balloon instalment of $5,775,000.00 payable on the Termination Date;

(C)	~~(c)~~Initial Sub-Tranche C shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $220,000.00 together with a balloon instalment of $4,400,000.00 payable on the Termination Date;

(D)	~~(d)~~Initial Sub-Tranche D shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $202,812.50 together with a balloon instalment of $4,056,250.00 payable on the Termination Date;

(E)	~~(e)~~Initial Sub-Tranche E shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $202,812.50 together with a balloon instalment of $4,056,250.00 payable on the Termination Date;

(F)	~~(f)~~Initial Sub-Tranche F shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $233,750.00 together with a balloon instalment of $4,675,000.00 payable on the Termination Date;

(G)	~~(g)~~Initial Sub-Tranche G shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $302,500.00 together with a balloon instalment of $6,050,000.00 payable on the Termination Date;

(H)	~~(h)~~Initial Sub-Tranche H shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $333,437.50 together with a balloon instalment of $6,668,750.00 payable on the Termination Date;

(I)	~~(i)~~Initial Sub-Tranche I shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $247,500.00 together with a balloon instalment of $4,950,000.00 payable on the Termination Date;

(J)	~~(j)~~Initial Sub-Tranche J shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $216,562.50 together with a balloon instalment of $4,331,250.00 payable on the Termination Date;

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(K)	~~(k)~~Initial Sub-Tranche K shall be repaid by ~~20~~ 14 equal quarterly instalments, each in an amount of $302,500.00 together with a balloon instalment of $6,050,000.00 payable on the Termination Date; and

(ii)	the Upsize Sub-Tranches of the Loan as follows:

(A)	Upsize Sub-Tranche A shall be repaid by 14 equal quarterly instalments, each in an amount of $68,592.71 together with a balloon instalment of $1,481,569.53 payable on the Termination Date;

(B)	Upsize Sub-Tranche B shall be repaid by 14 equal quarterly instalments, each in an amount of $65,474.86 together with a balloon instalment of $1,414,225.45 payable on the Termination Date;

(C)	Upsize Sub-Tranche C shall be repaid by 14 equal quarterly instalments, each in an amount of $49,885.61 together with a balloon instalment of $1,077,505.07 payable on the Termination Date;

(D)	Upsize Sub-Tranche D shall be repaid by 14 equal quarterly instalments, each in an amount of $45,988.30 together with a balloon instalment of $993,324.94 payable on the Termination Date;

(E)	Upsize Sub-Tranche E shall be repaid by 14 equal quarterly instalments, each in an amount of $45,988.30 together with a balloon instalment of $993,324.94 payable on the Termination Date;

(F)	Upsize Sub-Tranche F shall be repaid by 14 equal quarterly instalments, each in an amount of $53,003.46 together with a balloon instalment of $1,144,849.15 payable on the Termination Date;

(G)	Upsize Sub-Tranche G shall be repaid by 14 equal quarterly instalments, each in an amount of $68,592.71 together with a balloon instalment of $1,481,569.53 payable on the Termination Date;

(H)	Upsize Sub-Tranche H shall be repaid by 14 equal quarterly instalments, each in an amount of $75,607.88 together with a balloon instalment of $1,633,093.61 payable on the Termination Date;

(I)	Upsize Sub-Tranche I shall be repaid by 14 equal quarterly instalments, each in an amount of $56,121.31 together with a balloon instalment of $1,212,193.23 payable on the Termination Date;

(J)	Upsize Sub-Tranche J shall be repaid by 14 equal quarterly instalments, each in an amount of $49,106.15 together with a balloon instalment of $1,060,669.02 payable on the Termination Date;

(K)	Upsize Sub-Tranche K shall be repaid by 14 equal quarterly instalments, each in an amount of $68,592.71 together with a balloon instalment of $1,481,569.53 payable on the Termination Date;

(b)	~~(l)~~the first instalment of each ~~Tranche~~ Initial Sub-Tranche referred to in sub-paragraph (i) of paragraph (a) shall be payable on ~~the date falling three Months after the Utilisation Date,~~13 November 2021; and

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(c)	the first instalment of each Upsize Sub-Tranche referred to in sub-paragraph (ii) of paragraph (a) shall be payable on the first Repayment Date in respect of the Initial Sub-Tranches falling after the Utilisation Date in respect of that Upsize Sub-Tranche,

(each such quarterly instalment or balloon instalment a "Repayment Instalment").

6.2	Effect of cancellation and prepayment on scheduled repayments

(a)	If the Borrowers cancel the whole or any part of any Available Commitment in accordance with Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) or if the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then the Repayment Instalments falling after that cancellation will reduce pro rata by the amount of the Available Commitments so cancelled.

(b)	If the whole or any part of any Available Commitment in respect of a Sub-Tranche is cancelled in accordance with Clause 7.2 (Automatic cancellation) or if the whole or part of any Commitment in respect of a Sub-Tranche is cancelled pursuant to Clause 5.5 (Cancellation of Commitments), the Repayment Instalments in respect of that Sub-Tranche for each Repayment Date falling after that cancellation will reduce pro rata by the amount of the Commitments so cancelled.

(c)	If any part of the Loan is repaid or prepaid in accordance with Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) or Clause 7.1 (Illegality) then the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid.

(d)	If any part of the Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of Loan) or paragraph (b) of Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss) then the amount of the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce in pro rata by the amount of the Loan repaid or prepaid.

6.3	Termination Date

On the Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.4	Reborrowing

The Borrowers may not reborrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

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(b)	upon the Facility Agent notifying the Borrowers, the Available Commitment of that Lender will be immediately cancelled; and

(c)	the Borrowers shall prepay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participation prepaid.

7.2	Automatic cancellation

(a)	The unutilised Initial Sub-Tranche Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Advance in respect of the Initial Sub- Tranches is made available.

(b)	The unutilised Upsize Sub-Tranche Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Advance in respect of the Upsize Sub- Tranches is made available.

7.3	Voluntary prepayment of Loan

The Borrowers may, if they give the Facility Agent not less than 30 days' (or such shorter period as the Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $1,000,000 or a multiple of that amount).

7.4	Mandatory prepayment on sale, arrest or Total Loss

(a)	If a Ship is sold, arrested or becomes a Total Loss or if the shares in an Owner Guarantor owning a Ship are sold, the Borrowers shall on the Relevant Date prepay the Tranche applicable to that Ship.

(b)	On the Relevant Date, the Borrowers shall also prepay the highest of:

(i)	such part of the Loan as is required to comply with the minimum required security cover ratio set out in Clause 25 (Security Cover);

(ii)	where the calculated ratio set out in Clause 25 (Security Cover) is greater than the Relevant Security Cover Percentage immediately prior to such sale, arrest or Total Loss, such part of the Loan so as to ensure that it is the Relevant Security Cover Percentage on the Relevant Date disregarding the Ship that is subject to a sale, arrest or Total Loss; and

(iii)	where the calculated ratio set out in Clause 25 (Security Cover) is less than or equal to the Relevant Security Cover Percentage immediately prior to such sale, arrest or Total Loss, such amount as may be necessary so as to maintain the same security cover which existed immediately prior to such sale, arrest or Total Loss.

(c)	Provided that no Event of Default has occurred and is continuing, any remaining proceeds of the sale or Total Loss of a Ship after the prepayments referred to in paragraph (a) and paragraph (b) above have been made together with all other amounts that are payable on any such prepayment pursuant to the Finance Documents shall be paid to the Owner Guarantor that owned the relevant Ship.

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(d)	In this Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss):

"Relevant Date" means:

(i)	in the case of a sale of a Ship, on the date on which the sale is completed by delivery of that Ship to the buyer of that Ship;

(ii)	in the case of any arrest of a Ship, on or before the date falling 37 days after the date of the arrest of that Ship if that Ship has not been released free of that arrest within 30 days after the date of that arrest;

(iii)	in the case of a sale of the shares in an Owner Guarantor owning a Ship, on the date on which the sale is completed upon execution by the transferor and the transferee of an instrument of transfer of shares (and stamping of such instrument) and the passing of director's resolutions approving the transfer; and

(iv)	in the case of a Total Loss of a Ship, on the earlier of:

(A)	the date falling 90 days after the Total Loss Date; and

(B)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

"Relevant Security Cover Percentage" means:

(a)	if the Relevant Date is on or before the 3rd anniversary of the first Utilisation Date, 160 per cent.;

(b)	if the Relevant Date is after the 3rd but on or before the 4th anniversary of the first Utilisation Date, 170 per cent.; or

(c)	if the Relevant Date is after the 4th anniversary of the first Utilisation Date, 180 per cent..

7.5	Mandatory prepayment on change of control of Borrower A or GSPL

(a)	If:

(i)	Borrower B ceases to control GSPL or ceases to legally and beneficially, directly or indirectly own the entire issued share capital of GSPL; or

(ii)	GSPL ceases to or does not legally and beneficially, directly own:

(A)	at any time ~~when Regiment is~~ before Sankaty has ceased to be a shareholder of Borrower A, at least ~~33.5~~ 68.86 per cent. of the issued share capital of Borrower A; or

(B)	at any time after ~~Regiment~~ the earlier of (1) the Utilisation Date in respect of any Upsize Sub-Tranche; and (2) the date on which Sankaty has ceased to be a shareholder of Borrower A, at least ~~66.75~~ 100 per cent. of the issued share capital of Borrower A,

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then:

(iii)	the Borrowers shall promptly notify the Facility Agent and Security Agent upon becoming aware of that event by setting out details and providing further information as required; and

(iv)	if the Lenders, acting in their sole discretion, so require, the Facility Agent shall, by not less than 60 days' notice to the Borrowers, cancel the Loan and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Loan will be cancelled and the Loan and all outstanding interest and other amounts will become due and payable on the last day of the Interest Period during which such change of control occurred.

(b)	For the purpose of paragraph (a) above "control" means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of GSPL; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of GSPL; or

(C)	give directions with respect to the operating and financial policies of GSPL with which the directors or other equivalent officers of GSPL; and/or

(ii)	the holding beneficially of more than 50 per cent. of the issued share capital of GSPL (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

7.6	Right of repayment and cancellation in relation to a single Lender

(a)       If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up) or under that clause as incorporated by reference or in full in any other Finance Document; or

(ii)	any Lender claims indemnification from the Borrowers under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrowers may whilst in the case of sub-paragraphs (i) and (ii) above the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in the Loan.

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7.7	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to the fee provided for in Clause 11.4 (Prepayment fee) and any Break Costs, without premium or penalty.

(c)	The Borrowers may not reborrow any part of the Facility which is prepaid.

(d)	The Borrowers shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lenders, as appropriate.

(g)	If all or part of any Lender's participation in the Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.8	Application of prepayments

Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) shall be applied pro rata to each Lender's participation in that part of the Loan.

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SECTION 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	LIBOR.

8.2	Payment of interest

(a)	The Borrowers shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an "Interest Payment Date").

(b)	If an Interest Period is longer than three Months, the Borrowers shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

8.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

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8.4	Notification of rates of interest

(a)	The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

(b)	The Facility Agent shall promptly notify the Borrowers of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.

9	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	Subject to paragraph (d) below, the Borrowers may select the Interest Period for the Loan in the Utilisation Request for the first Advance. Subject to paragraphs (f) and (h) below and Clause 9.2 (Changes to Interest Periods), the Borrowers may select each subsequent Interest Period in respect of the Loan in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrowers not later than the Specified Time.

(c)	If the Borrowers fail to select an Interest Period in the first Utilisation Request or fails to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to paragraphs (f) and (h) below and Clause 9.2 (Changes to Interest Periods), be three Months.

(d)	Subject to this Clause 9 (Interest Periods), the Borrowers may select an Interest Period of three Months or any other period agreed between the Borrowers and the Facility Agent (acting on the instructions of all the Lenders).

(e)	An Interest Period in respect of the Loan or any part of the Loan shall not extend beyond the Termination Date.

(f)	In respect of a Repayment Instalment, the Borrowers may request in the relevant Selection Notice that an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (d) above, select a longer Interest Period for the remaining part of the Loan.

(g)	The first Interest Period for the Loan shall start on the first Utilisation Date and, subject to paragraph (h) below, each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(h)	The first Interest Period for the second and any subsequent Advance shall start on the Utilisation Date of such Advance and end on the last day of the Interest Period applicable to the Loan on the date on which such Advance is made.

(i)	Except for the purposes of paragraph (f) and paragraph (h) above and Clause 9.2 (Changes to Interest Periods), the Loan shall have one Interest Period only at any time.

9.2	Changes to Interest Periods

(a)	In respect of a Repayment Instalment, prior to determining the interest rate for the Loan, the Facility Agent may establish an Interest Period for a part of the Loan equal to such Repayment Instalment to end on the Repayment Date relating to it and the remaining part of the Loan shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (d) of Clause 9.1 (Selection of Interest Periods).

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(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrowers and the Lenders.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)	Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:

(i)	dollars; or

(ii)	the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(c)	Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

10.2	Calculation of Reference Bank Rate

(a)	Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

10.3	Market disruption

(a)	If a Market Disruption Event occurs in relation to an Advance or the Loan for any Interest Period, then the rate of interest on each Lender's share of such Advance or the Loan for that Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in such Advance or the Loan from whatever source it may reasonably select.

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(b)	In this Agreement "Market Disruption Event" means:

(i)	at or about noon on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for dollars for the relevant Interest Period; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 20 per cent. of the Loan or the relevant part of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR; or

(iii)	at least one Business Day before the start of an Interest Period, the Facility Agent receives notification from a Lender (the "Affected Lender") that for any reason it is unable to obtain dollars in the Relevant Interbank Market in order to fund its participation in that Advance or the Loan.

10.4	Cost of funds

(a)	If this Clause 10.4 (Cost of funds) applies, the rate of interest on the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the weighted average of the rates notified to the Facility Agent by each Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)	If this Clause 10.4 (Cost of funds) applies and the Facility Agent or the Borrowers so require, the Facility Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)	Subject to Clause 43.4 (Replacement of Screen Rate), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

(d)	If this Clause 10.4 (Cost of funds) applies but any Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

10.5	Break Costs

(a)	The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

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(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate by email confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.1	FEES

11.1	Commitment fee

(a)	The Borrowers shall pay to the Facility Agent (for the account of each Lender) a fee computed at the rate of 1.10 per cent. per annum of the undrawn and uncancelled portion of the Loan payable quarterly in arrears from the date of this Agreement and thereafter during the Availability Period or in relation to any cancelled portion at the time the cancellation is effective.

(b)	The accrued commitment fee is payable on the Utilisation Date, on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

11.2	Upfront fee

The Borrowers shall pay to the Facility Agent (for distribution to the Lenders) an upfront fee in the amount and at the times agreed in a Fee Letter.

11.3	Facility Agent fee

The Borrowers shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Prepayment fee

(a)	Subject to paragraph (c) below, the Borrowers must pay to the Facility Agent for each Lender a prepayment fee on the date of prepayment of all or any part of the Loan.

(b)	The amount of the prepayment fee is:

(i)	if the prepayment occurs on or before the 1st anniversary of the first Utilisation Date of the Initial Sub Tranche, 2 per cent. of the amount prepaid; and

(ii)	if the prepayment occurs after the 1st but on or before the 2nd anniversary of the first Utilisation Date of the Initial Sub Tranche, 1 per cent. of the amount prepaid.

(c)	No prepayment fee shall be payable under this Clause if the prepayment is made:

(i)	after the 2nd anniversary of the first Utilisation Date of the Initial Sub Tranche;

(ii)	as consequence of the Loan being refinanced by the Lenders; or

(iii)	under Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss).

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

"Excluded Tax Deduction" means a withholding in favour of the Singapore tax authority for or on account of Tax which a Borrower is required to withhold from a payment under a Finance Document to or for the account of Hamburg Commercial Bank AG as a consequence of Hamburg Commercial Bank AG not lending through Hamburg Commercial Bank AG, Singapore Branch.

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

(c)	If a Tax Deduction (other than an Excluded Tax Deduction) is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

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(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)	The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross- up); or

(B)	relates to a FATCA Deduction or an Excluded Tax Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

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the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes

(a)	The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

(b)	Unless an Event of Default has occurred and is continuing, paragraph (a) above shall not apply in respect of any stamp duty, registration or other similar Taxes which are payable in respect of an assignment, transfer or other alienation of any kind by a Finance Party of any of its rights and/or obligations under a Finance Document.

12.6	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

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(d)	Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be)).

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

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12.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

12.9	Excluded Tax Deductions

(a)	The Borrowers shall cooperate with Hamburg Commercial Bank AG to seek to procure that a relevant exemption is granted by the Singapore tax authorities so that payments can be made under the Finance Documents without making any Excluded Tax Deductions or that any such deductions are made at a reduced rate.

(b)	For the avoidance of doubt, where a payment has been made to the Facility Agent net of an amount in respect of an Excluded Tax Deduction, the corresponding payment by the Facility Agent to Hamburg Commercial Bank AG shall reflect that Excluded Tax Deduction, which shall not be borne by the other Lenders.

13	INCREASED COSTS

13.1	Increased costs

(a)	Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III, CRD IV or CRR or any law or regulation that implements or applies Basel III, CRD IV or CRR (regardless of the date on which it is enacted, adopted or issued and regardless of whether any such implementation, application or compliance is by a government, regulator, a Finance Party or any of its Affiliates).

(b)       In this Agreement:

(i)	"Basel III" means:

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(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

(ii)	"CRD IV" means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by Regulation (EU) 2019/876;

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by Directive (EU) 2019/878; and

(C)	any other law or regulation which implements Basel III.

(iii)	"CRR" means Regulation (EU) No.575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012.

(iv)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

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13.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); or

(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

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14.2       Other indemnities

(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(iii)	funding, or making arrangements to fund, its participation in an Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

(b)	Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)	Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions Laws; or

(ii)	in connection with any Environmental Claim.

(d)	Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Mandatory Cost

The Borrowers shall, on demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)	in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions in respect of loans made from that Facility Office; and

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(b)	in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.

14.4	Indemnity to the Facility Agent

Each Obligor shall, on demand, indemnify the Facility Agent against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and

(b)	any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.5	Indemnity to the Security Agent

(a)	Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by a Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

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(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

(ii)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15	MITIGATION BY THE FINANCE PARTIES

15.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or

(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

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16	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrowers shall, on demand, pay the Facility Agent, the Security Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	a Transaction Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 34.9 (Change of currency) or as contemplated in Clause 43.4 (Replacement of Screen Rate); or

(c)	a Transaction Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Borrowers shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Borrowers shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

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SECTION 7

GUARANTEES, AND JOINT AND SERVERAL

LIABILITIES OF BORROWERS

17	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

Each Owner Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Owner Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by an Owner Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Owner Guarantor under this Clause 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Owner Guarantor under this Clause 17 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

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(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non- presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

Each Owner Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Owner Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Owner Guarantor or on account of any Owner Guarantor's liability under this Clause 17 (Guarantee and Indemnity).

17.7	Deferral of Owner Guarantors' rights

All rights which any Owner Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Owner Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity):

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(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor's obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Owner Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If an Owner Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 34 (Payment Mechanics).

17.8	Additional security

This guarantee and any other Security given by an Owner Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9	Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Owner Guarantors' rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which an Owner Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

18	JOINT AND SEVERAL LIABILITY OF THE BORROWERS

18.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

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18.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document; or

(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;

(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(f)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

(h)	any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

18.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

18.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)	claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

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(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(iii)	set off such an amount against any sum due from it to any other Borrower; or

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)	exercise or assert any combination of the foregoing.

(b)	If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent's notice.

18.5	Deferral of Borrowers' rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or

(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19	REPRESENTATIONS

19.1	General

Each Obligor makes the representations and warranties set out in this Clause 19 (Representations) to each Finance Party on the date of this Agreement.

19.2	Status

(a)	It is a limited liability company, duly incorporated and validly existing in good standing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

19.3	Share capital and ownership

(a)	The issued share capital of each of the Owner Guarantors, all of which shares have been issued fully paid, is as follows:

(i)	Guarantor A - $100 divided into 100 registered ordinary shares;

(ii)	Guarantor B - $100 divided into 100 registered ordinary shares;

(iii)	Guarantor C - $100 divided into 100 registered ordinary shares;

(iv)	Guarantor D - $100 divided into 100 registered ordinary shares;

(v)	Guarantor E - $100 divided into 100 registered ordinary shares;

(vi)	Guarantor F - $100 divided into 100 registered ordinary shares;

(vii)	Guarantor G - $100 divided into 100 registered ordinary shares;

(viii)	Guarantor H - $100 divided into 100 registered ordinary shares;

(ix)	Guarantor I - $100 divided into 100 registered ordinary shares;

(x)	Guarantor J - $100 divided into 100 registered ordinary shares; and

(xi)	Guarantor K - $100 divided into 100 registered ordinary shares;

(b)	The legal title to and beneficial interest in the shares in each Owner Guarantor is held free of any Security or any other claim by Borrower A.

(c)	None of the shares in an Owner Guarantor is subject to any option to purchase, pre-emption rights or similar rights.

(d)	All of the shares in GSPL are owned directly by Borrower B.

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(e)	As at the date of this Agreement, Borrower A has an issued share capital of at least $~~174,000,100~~ 178,022,416 divided into ~~179,376,000~~ 191,506,397 ordinary shares ~~and $35,000,000~~ being 191,506,395 A shares and 2 B shares, and $27,330,000 divided into ~~35,000,000~~ 27,330,000 preference shares:

(i)	of which the following are held by Sankaty:

(A)	~~(i)33.25~~ 31.14 per cent ~~of which shares~~ . (being 59,642,500 ~~ordinary~~ ) A shares ~~and 11,637,500 preference shares) are held by Regiment;~~;

(B)	33.25 per cent. (being 9,087,225 preference shares); and

(ii)	of which the following are held by GSPL:

(A)	68.86 per cent. (being 131,864,435) A shares;

(B)	100 per cent. (being 2) B shares;

(C)	~~(ii)33.25 per cent. of which shares (being 59,642,500 ordinary shares and 11,637,500~~ 66.75 per cent. (being 18,242,775) preference shares~~) are held by Sankaty; and~~.

~~(iii)~~	~~33.5 per cent. of which shares (being 60,091,000 ordinary shares and 11,725,000 preference shares) are held by GSPL.~~

(f)	With effect from no later than the ~~Utilisation Date and throughout the remainder of the Security Period~~first Utilisation Date of the Initial Sub Tranche and until the earlier of (1) the Utilisation Date in respect of any Upsize Sub-Tranche; and (2) the date on which Sankaty has ceased to be a shareholder of Borrower A, Borrower A will have an issued share capital of at least $174,000,100 divided into 179,376,000 ordinary shares:

(i)	33.25 per cent. of which shares (being 59,642,500 ordinary shares) shall be held by Sankaty; and

(ii)	66.75 per cent. of which shares (being 119,733,500 ordinary shares) shall be held by GSPL,

and the preference shares may be repaid in whole or in part at Borrower A's option.

(g)	With effect from the earlier of (1) the Utilisation Date in respect of any Upsize Sub-Tranche; and (2) the date on which Sankaty has ceased to be a shareholder of Borrower A and throughout the remainder of the Security Period, Borrower A will have an issued share capital of at least $178,022,416 divided into 191,506,397 ordinary shares, all of which shall be held by GSPL.

19.4	Binding obligations

Subject to the Legal Reservations and the Perfection Requirements, the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

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19.5	Validity, effectiveness and ranking of Security

(a)	Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Legal Reservations and the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)	Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

19.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any member of the Group or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument.

19.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

19.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

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19.9	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)	Subject to the Legal Reservations, any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

19.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 27.8 (Insolvency proceedings); or

(b)	creditors' process described in Clause 27.9 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 27.7 (Insolvency) applies to a member of the Group.

19.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except for:

(a)	the payment of stamp taxes in relation to the stamping of each Shares Security at the Inland Revenue Authority of Singapore;

(b)	the payment of registration fees in relation to registration of the charges created by each of the relevant Security Documents with the Accounting and Corporate Regulatory Authority in Singapore; and

(c)	any other filing, recording or enrolling or any tax or fee payable which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or any further legal opinion (in a form agreed by the Lenders) delivered pursuant to the Finance Documents and which will be made or paid promptly after the date of the relevant Finance Document.

19.12	Deduction of Tax

It is not required to make any Tax Deduction (other than Excluded Tax Deductions) from any payment it may make under any Finance Document to which it is a party.

19.13	No default

(a)	No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

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(b)	No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which is reasonably likely to have a Material Adverse Effect.

19.14	No misleading information

(a)	Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

19.15	Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with IFRS consistently applied.

(b)	Its Original Financial Statements give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and results of operations during the relevant financial year (consolidated in the case of the Borrowers).

(c)	Save, to the extent relevant, for the implementation of IFRS 16, there has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Borrower A Group, in the case of Borrower A or the Group, in the case of Borrower B) since 31 December 2018.

(d)	Its most recent financial statements delivered pursuant to Clause 20.2 (Financial statements):

(i)	have been prepared in accordance with ~~paragraph~~ Clause 20.4 (~~a) of Clause 20.3 (Compliance Certificate~~Requirements as to financial statements); and

(ii)	give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of Borrowers).

(e)	Since the date of the most recent financial statements delivered pursuant to Clause 20.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Borrower A Group, in the case of the Borrower or the Group, in the case of Borrower B).

19.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

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19.17	No proceedings pending or threatened

(a)	No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it which might reasonably be expected to have a Material Adverse Effect.

(b)	No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it.

19.18	Validity and completeness of the Deed of Release and Pool Agreement

(a)	Each of the Deeds of Release and the Pool Agreements constitute legal, valid, binding and enforceable obligations of the parties to it.

(b)	The copies of each of the Deeds of Release and the Pool Agreements, delivered to the Facility Agent before the date of this Agreement are true and complete copies.

(c)	No amendments or additions to the Deeds of Release or the Pool Agreements have been agreed nor have any rights under the Deeds of Release or the Pool Agreements been waived.

19.19	No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to any Borrower or any other member of the Group, or a third party in connection with the purchase by an Owner Guarantor of a Ship, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement.

19.20	Valuations

(a)	All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)	There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

19.21	No breach of laws

It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

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19.22	No Charter

No Ship is subject to any Charter other than a Permitted Charter.

19.23	No pooling agreements

No Ship is subject to any pooling arrangements other than the Pool Agreements.

19.24	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each member of the Group (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

19.25	No Environmental Claim

No Environmental Claim has been made or threatened against any member of the Group or any Ship.

19.26	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

19.27	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Owner Guarantor, each Approved Manager and each Ship have been complied with.

19.28	Taxes paid

(a)	It is not and no other member of the Group is materially overdue in the filing of any Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes.

19.29	Financial Indebtedness

No Owner Guarantor has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

19.30	Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

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19.31	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

19.32	Ownership

(a)	Guarantor A is the sole legal and beneficial owner of Ship A, its Earnings and its Insurances.

(b)	Guarantor B is the sole legal and beneficial owner of Ship B, its Earnings and its Insurances.

(c)	Guarantor C is the sole legal and beneficial owner of Ship C, its Earnings and its Insurances.

(d)	Guarantor D is the sole legal and beneficial owner of Ship D, its Earnings and its Insurances.

(e)	Guarantor E is the sole legal and beneficial owner of Ship E, its Earnings and its Insurances.

(f)	Guarantor F is the sole legal and beneficial owner of Ship F, its Earnings and its Insurances.

(g)	Guarantor G is the sole legal and beneficial owner of Ship G, its Earnings and its Insurances.

(h)	Guarantor H is the sole legal and beneficial owner of Ship H, its Earnings and its Insurances.

(i)	Guarantor I is the sole legal and beneficial owner of Ship I, its Earnings and its Insurances.

(j)	Guarantor J is the sole legal and beneficial owner of Ship J, its Earnings and its Insurances.

(k)	Guarantor K is the sole legal and beneficial owner of Ship K, its Earnings and its Insurances.

(l)	With effect on and from the date of its creation or intended creation, each Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Obligor.

(m)	The constitutional documents of each Obligor do not and could not restrict or inhibit any transfer of the shares of the Owner Guarantors on creation or enforcement of the security conferred by the Security Documents.

19.33	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Singapore and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction other than, in the case of Borrower B, Singapore, South Africa, Japan, England and the Netherlands.

19.34	Place of business

No Obligor has a place of business in any country other than its country of incorporation.

19.35	No employee or pension arrangements

No Obligor has any employees or any liabilities under any pension scheme.

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19.36	Sanctions

Each Relevant Person has been and is in compliance with all Sanctions Laws and no Relevant Person:

(a)	is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or

(b)	has received formal notice in writing of any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws.

19.37	Anti-corruption and anti-money laundering obligations

(a)	No Transaction Obligor, nor any of their Subsidiaries or joint ventures, nor any of their respective directors, officers or employees nor, to the knowledge of the Transaction Obligors, any persons acting on any of their behalf, has engaged in any activity or conduct which would breach any applicable anti-bribery and anti-money laundering laws or regulations and it has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and regulations.

(b)	Each Obligor has conducted its business in compliance with all applicable Anti-Corruption Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

19.38	Anti-terrorism

No Transaction Obligor, nor any of their Subsidiaries or joint ventures, nor any of their respective directors, officers or employees nor, to the knowledge of the Transaction Obligors, any persons acting on any of their behalf, has engaged in any activity or conduct which would violate any anti-terrorism laws applicable to it.

19.39	US Tax Obligor

No Obligor is a US Tax Obligor.

19.40	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

20	INFORMATION UNDERTAKINGS

20.1	General

The undertakings in this Clause 20 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

20.2	Financial statements

Each Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

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(a)	as soon as they become available, but in any event within 180 days after the end of each of its financial years, the audited consolidated financial statements of it for that financial year;

(b)	as soon as they become available, but in any event within 90 days after the end of the first half of each of its financial years, the unaudited consolidated management accounts of it for that financial half year;

(c)	upon the request of the Facility Agent, a forecast (in a form satisfactory to the Facility Agent (acting on behalf of the Lenders)) for the forthcoming financial year, including, but not limited to, each Owner Guarantor's, each Borrower's (consolidated in the case of a Borrower) cash flow statements, profit and loss accounts and balance sheets.; and

(d)	as soon as they become available, but in any event no later than 10 November 2020, the unaudited consolidated management accounts of it for the period 1 January 2020 to 30 September 2020 (inclusive).

20.3	Compliance Certificate

(a)	~~Each~~ Borrower B shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 20.2 (Financial statements), a Compliance Certificate in the form relevant to it setting out computations as to compliance with Clause 21 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate submitted by ~~a~~ Borrower B shall be signed by either the chief financial officer and one director or two directors of ~~that~~ Borrower B, or by an appointed administration manager of ~~that~~ Borrower B acceptable to the Lenders. Each Compliance Certificate may be executed in any number of counterparts.

20.4	Requirements as to financial statements

(a)	Each set of financial statements delivered by a Borrower pursuant to Clause 20.2 (Financial statements) shall be confirmed in writing by a director of that Borrower as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)	The Borrowers shall procure that each set of financial statements delivered pursuant to Clause 20.2 (Financial statements) is prepared using IFRS and includes or is supplemented by updated details of all off-balance sheet and time charter hire commitments.

(c)	The Borrowers shall procure that each set of financial statements delivered pursuant to Clause 20.2 (Financial statements) is prepared using IFRS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the relevant Borrower unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in IFRS, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the relevant Borrower) deliver to the Facility Agent:

(i)	a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which that Borrower's Original Financial Statements were prepared; and

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(ii)	sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 21 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.5	Information: miscellaneous

Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all material documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched and which can be delivered without a breach of a confidentiality obligation by that Obligor owed to a third party;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any member of the Group and which might have a Material Adverse Effect;

(d)	promptly, its constitutional documents where these have been amended or varied;

(e)	promptly, such further information and/or documents regarding:

(i)	each Ship, goods transported on each Ship, its Earnings and its Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of any member of the Group, including such information as to changes in the capital structure of the Borrowers and the Owner Guarantors,

as any Finance Party (through the Facility Agent) may reasonably request;

(f)	promptly in writing, the details of any Transaction Obligor or any of their Subsidiaries or joint ventures, or any of their respective directors, officers or employees who have become a Restricted Party;

(g)	to the extent that such information is not confidential, promptly, details of any listing and prospectus (if any), and

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(h)	promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority and which can be delivered without a breach of a confidentiality by that Obligor owed to a third party.

20.6	DAC6

(a)	In this Clause 20.6 (DAC6), "DAC6" means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU or any replacement legislation applicable in the United Kingdom.

(b)	Each Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(i)	promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6; and

(ii)	promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

20.7	~~20.6~~Information: sanctions

The Obligors shall:

(a)	supply to the Facility Agent, promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanction Laws against (i) any Borrower, (ii) any other Relevant Person or (iii) any owners of any Relevant Person (other than any owner of a Borrower), as well as information on what steps are being taken with regards to answering or opposing the same;

(b)	inform the Facility Agent promptly upon becoming aware that any of (i) any Borrower, (ii) any other Relevant Person or (iii) any owners of any Relevant Person (other than any owner of a Borrower), has become or is likely to become a Restricted Party.

20.8	~~20.7~~Notification of Default

(a)	Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Facility Agent, each Obligor shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

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20.9	~~20.8~~Use of websites

(a)	Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.

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20.10	~~20.9~~"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor (or of a Holding Company of an Owner Guarantor) (including, without limitation, a change of ownership of an Obligor or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21	FINANCIAL COVENANTS

21.1	Financial covenants

(a)	Borrower B shall ensure that the consolidated financial position of the Group shall at all times from the Utilisation Date and thereafter during the Security Period be such that:

(i)       Book Value Net Worth is not less than the lower of:

(A)	during the period from 1 January 2020 to 31 December 2020 (inclusive), the aggregate of $~~240,000,000~~225,000,000, 25 per cent. of Positive Retained Earnings (accruing from 30 June 2019) and 50 per cent. of each Capital Raise; ~~and~~

(B)	from 1 January 2021 thereafter, the aggregate of $200,000,000, 25 per cent. of Positive Retained Earnings (accruing from 30 June 2019) and 50 per cent. of each Capital Raise; and

(C)	~~(B)~~$275,000,000;

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(ii)	Cash and Cash Equivalents are not less than , during the period from 1 January 2020 to 30 September 2020 (inclusive), $20,000,000 and, at all other times, $30,000,000 unencumbered cash~~,~~ including:

(A)	at all times prior to the earlier of:

(1)	the repayment of the Other Facility Agreement; or

(2)	such time as the Other Facility Agreement has been amended so that the equivalent financial covenant allows minimum cash balances on Group Debt Service Reserve Accounts to be included for the purposes of compliance with such covenant, the minimum cash balance in the Other Facility Debt Service Reserve Account required pursuant to the Other Facility Agreement; or

(B)	~~(iii)~~at all later times, the aggregate minimum cash balances on the Group Debt Service Reserve Accounts.;

(iii)	during the period from 1 January 2020 to 31 December 2020 the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 80 per cent and from 1 January 2021 thereafter shall not be more than 75 per cent.; and

(iv)	~~(v)~~Working Capital shall be positive.

~~(b)~~	~~Borrower A shall ensure that the consolidated financial position of the Borrower A Group shall:~~

~~(i)~~	~~at all times from the Utilisation date and thereafter during the Security Period be such that:~~

~~(A)~~	~~Adjusted Minimum Net Worth shall be greater than $100,000,000; and~~

~~(B)~~	~~the ratio of Borrower A Net Debt to Market Value Tangible Fixed Assets in relation to the Borrower A Group is less than 70 per cent.; and~~

~~(ii)~~	~~on the basis of each set of the annual and semi-annual financial statements provided under Clause 20.2 (Financial statements), Cash and Cash Equivalents are not less than $9,000,000 unencumbered cash, including the minimum cash balance in the Debt Service Reserve Account required pursuant to Clause 21.3 (Minimum Cash).~~

(b) ~~(c)~~The financial covenants contained in this Clause 21.1 (Financial covenants) shall be tested semi-annually on the basis of the annual and semi-annual financial statements provided under Clause 20.2 (Financial ~~statements) and~~ Statements) and the financial covenants contained in paragraphs (a)(ii) and (a)(iv) of Clause 21.1 (Financial Covenants) shall additionally be tested as at 30 September 2020 and in each case shall be confirmed in the relevant ~~compliance certificate~~ Compliance Certificate referred to in Clause 20.3 (Compliance Certificate).

21.2	Financial covenant definitions

The expressions used in this Clause 21 (Financial Covenants) shall be construed in accordance with IFRS:

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"Adjusted Minimum Net Worth" means at any relevant time, the amount by which the Consolidated Adjusted Total Assets of the Borrower A Group exceed the Debt of the Borrower A Group.

"Book Value Net Worth" means the aggregate amount (without double counting) of the book value of the following:

(a)	the amounts paid up, or credited as paid up, on the issued share capital of the Group;

(b)	any credit balance on the consolidated profit and loss account of the Group; and

(c)	any amount standing to the credit of any other consolidated capital and revenue reserves of the Group including any share premium account and capital redemption reserve,

less the aggregate amount (without double counting) of the following:

(i)	any debit balance on the consolidated profit and loss account of the Group; and

(ii)	any reserves attributable to interests of minority shareholders in any subsidiary (whether direct or indirect) of the Group,

all as determined in accordance with IFRS applied in the preparation of the Latest Accounts but adjusted by:

(iii)	deducting any dividend or other distribution declared, recommended or made by the Group;

(iv)	deducting any amount attributable to goodwill or any other intangible asset;

(v)	reflecting any variation required to be made to the asset value attributable to any ship owned by the Group in order to reflect the book value of any such ship (determined in accordance with IFRS);

(vi)	excluding any amount attributable to deferred taxation;

(vii)	excluding any amount attributable to minority interests; and

(viii)	eliminating inconsistencies (if any) between the accounting principles;

"Borrower A Net Debt" means Debt minus cash of the Borrower A Group set out in the Latest Accounts.

"Borrower A Fleet Vessels" means any ship (including the Ships) from time to time wholly owned by the Borrower A Group (directly or indirectly) (excluding vessels under construction) (each a "Borrower A Fleet Vessel").

"Capital Raise" means the aggregate net receipts of any equity capital raised by Borrower B after the date of this Agreement.

"Cash and Cash Equivalents" means the cash and cash equivalents of the Group or Borrower A Group (as applicable) set out in the Latest Accounts;

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"Consolidated Adjusted Total Assets" means the Total Assets adjusted as follows:

(a)	by using the Market Adjusted Tangible Fixed Assets value for the Borrower A Fleet Vessels;

(b)	by excluding intangible assets (including goodwill); and

(c)	by excluding amounts payable to the Borrower A or to any of its Subsidiaries by any Holding Company of the Borrower A or by any other Subsidiary of such Holding Company.

"Current Assets" means the current assets (including Cash and Cash Equivalents) of Borrower B as stated in the Latest Accounts and determined in accordance with IFRS (but excluding any adjustments made for IFRS 16).

"Current Liabilities" means the current liabilities of Borrower B on a consolidated basis as stated in the Latest Accounts and determined in accordance with IFRS (but excluding any adjustments made for IFRS 16).

"Debt" means the aggregate (without double counting) of secured or unsecured bank loans, finance lease obligations, bonds and any other financial obligations included as a liability on the balance sheet in terms of IFRS, but excluding the mark to market of swaps and other derivative instruments and excluding contingent liabilities as shown in the Latest Accounts and for the avoidance of doubt accounts payable, accruals and provisions.

"Group Debt Service Reserve Accounts" means any debt service reserve account on which cash of any member of the Group is required to be held pursuant to a facility agreement entered into with a bank or financial institution.

"Latest Accounts" means, at any date, the consolidated accounts of the Group on the Borrower A Group (as applicable) most recently delivered to the Agent under Clause 20.2 (Financial statements); and

"Market Adjusted Tangible Fixed Assets" means the aggregate of the book value of:

(a)	ships (including ships under construction) either wholly or partially owned by the Group; and

(b)	land and buildings either wholly or partially owned by the Group,

as stated in the Latest Accounts adjusted by such amount to reflect the current open market value of such assets evidenced to the Facility Agent's satisfaction and acceptable to the Lenders.

"Positive Retained Earnings" means the aggregate amount of any retained earnings of any member of the Group and, if such aggregate amount is less than zero, Positive Retained Earnings shall be deemed to be zero.

"Total Assets" means at any relevant time, the total assets of Borrower A on a consolidated basis as stated in Latest Accounts and determined in accordance with IFRS.

"Working Capital" means Current Assets less Current Liabilities.

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In the event that a Borrower agrees more favourable financial covenants to a particular lender or lenders in relation to any other facility, the financial covenants in this Clause 21 (Financial Covenants) shall be amended to reflect those more favourable financial covenants.

21.3	Minimum Cash

The Borrowers shall, on or before the Utilisation Date, ensure that the equivalent of three months Debt Service is placed in the Debt Service Reserve Account and that such amount is maintained in the Debt Service Reserve Account at all times thereafter during the Security Period. For the avoidance of doubt it is agreed that the Borrowers may use the proceeds of any Advance to fund the Debt Service Reserve Account.

22	GENERAL UNDERTAKINGS

22.1	General

The undertakings in this Clause 22 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

22.2	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship, of any Transaction Document to which it is a party; and

(iii)	own and operate each Ship (in the case of the Owner Guarantors).

22.3	Conduct of business; compliance with laws

Each Obligor shall conduct its business in a proper and efficient manner in compliance with:

(a)	its constitutional documents;

(b)	all Sanctions Laws;

(c)	all Anti-Corruption Laws;

(d)	all Environmental Laws;

(e)	~~(d)~~all anti-money laundering laws; and

(f)	~~(e)~~all other laws and regulations applicable to its business,

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and shall notify the Facility Agent immediately upon becoming aware of any breach of any such document, law or regulation.

22.4	Compliance with Sanctions Laws

Each Obligor shall:

(a)	ensure that neither it nor any Subsidiary of it is or will become a Restricted Party;

(b)	use reasonable endeavours to procure that no director, officer, employee, agent or representative of it or any Subsidiary of it is or will become a Restricted Party; and

(c)	procure that no proceeds of any Advance shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner for a purpose prohibited by Sanctions Laws.

22.5	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will, and the Borrowers shall ensure that each other member of the Group will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law.

22.6	Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, (through the Borrowers) promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

22.7	Taxation

(a)	Each Obligor shall, and shall procure that each other Transaction Obligor will, and the Borrowers shall ensure that each other member of the Group will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

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(ii)	adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 20.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor shall change its residence for Tax purposes.

22.8	Overseas companies

Each Obligor shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

22.9	No change to centre of main interests

No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 19.33 (Centre of main interests and establishments) and it will create no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

22.10	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.11	Title

(a)	Each Owner Guarantor shall hold the legal title to, and own the entire beneficial interest in the Ship it owns, its Earnings and its Insurances;

(b)	With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor.

22.12	Negative pledge

(a)	No Obligor shall create or permit to subsist any Security over any of its assets which are the subject of the Security created or intended to be created by the Finance Documents.

(b)	No Owner Guarantor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group (other than a sale of a Ship where the corresponding prepayment of the Loan will be made in accordance with Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss));

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(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

22.13	Disposals

(a)	No Obligor (other than Borrower B) shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances).

(b)	Paragraph (a) above does not apply to:

(i)	the sale, lease, transfer or otherwise disposal of:

(A)	any ships other than the Ships financed under this Agreement; or

(B)	any shares owned by Borrower A other than of any Owner Guarantor;

(ii)	any charter of a Ship to which Clause 24.18 (Restrictions on chartering, appointment of managers etc.) applies;

(iii)	the sale, lease, transfer or other disposal of assets in the ordinary course of trading of the entity making the disposal;

(iv)	the sale, lease, transfer or other disposal for cash of assets which are obsolete, redundant or no longer required for the business operations of the Group;

(v)	any sale, lease, transfer or other disposal of any asset required by law or regulation or any order of any government entity made thereunder (including any seizure, expropriation or compulsory purchase of any asset or any shares or equity interest in any member of the Group by (or by the order of) any Governmental Agency, provided that:

(A)	such seizure, expropriation or compulsory purchase does not result from any default or breach by any Obligor or any member of the Group; and

(B)	the relevant Obligor complies with Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss);

(vi)	the sale of a Ship provided that the relevant Owner Guarantor complies with Clause

7.4 (Mandatory prepayment on sale, arrest or Total Loss); and

(vii)	the sale of the shares in an Owner Guarantor owning a Ship provided that the provisions of Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss) are complied with.

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(c)	If a Ship is sold or if the shares in an Owner Guarantor are sold pursuant to paragraph (b) of this Clause 22.13 (Disposals), the Security Agent shall on receipt of the required prepayment in accordance with Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss), release the Mortgage over that Ship and the Shares Security over that Owner Guarantor.

22.14	Merger

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction which would have a Material Adverse Effect.

22.15	Change of Control

The Obligors undertake that there will be no change in the direct legal or beneficial ownership or control of any Owner Guarantor or Borrower A from that advised to the Facility Agent as at the date of this Agreement ~~other than the transfer of ownership of shares in Borrower A from Regiment to GSPL~~.

22.16	Change of business

(a)	The Borrowers shall procure that no substantial change is made to the general nature of the business of Borrowers or the Group from that carried on at the date of this Agreement.

(b)	No Owner Guarantor shall engage in any business other than the ownership and operation of its Ship.

22.17	Financial Indebtedness

(a)	No Owner Guarantor shall incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

(b)	No Borrower shall enter into interest rate swap transactions to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations unless the relevant counterparties' rights under the associated agreements and any Security granted in connection therewith are subordinated to the rights of the Finance Parties under the Finance Documents on terms acceptable to the Facility Agent (acting on the instructions of the Lenders).

22.18	Expenditure

No Owner Guarantor shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing its Ship or the administration of that Owner Guarantor.

22.19	Share capital

Neither Borrower A nor the Owner Guarantors shall:

(a)	purchase, cancel or redeem any of its share capital;

(b)	increase or reduce its authorised share capital;

(c)	issue any further shares except to Borrower A (in the case of the Owner Guarantors) and provided such new shares are made subject to the terms of the Shares Security applicable to the relevant Owner Guarantor immediately upon the issue of such new shares in a manner satisfactory to the Facility Agent and the terms of that Shares Security are complied with;

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(d)	appoint any further director or secretary of any Owner Guarantor (unless the provisions of the Shares Security applicable to the relevant Owner Guarantor are complied with).

22.20	Dividends

(a)	An Owner Guarantor shall only make or pay any dividend or other distribution (in cash or in kind) to Borrower A.

(b)	Neither Borrower shall (and shall procure that GSPL shall not) make or pay any dividend or other distribution (in cash or in kind) :following the occurrence of a Default which is continuing or where the making or payment of such dividend or distribution would result in the occurrence of a Default~~; and~~.

~~(ii)~~	~~unless, in the case dividends or other distributions made or paid by Borrower A to GSPL only, the Mezzanine Loan has been repaid in full or the Borrowers procure that the proceeds of such dividend or other distribution made or paid to GSPL are used by GSPL exclusively for the purpose of repaying the Mezzanine Loan.~~

(c)	For the purposes of this Clause 22.20 (Dividends), "make or pay any dividend or other distribution", in relation to Obligor or GSPL, includes such person:

(i)	declaring, making or paying any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repaying or distributing any dividend or share premium reserve;

(iii)	paying any management, advisory or other fee to or to the order of any of its shareholders other than fees payable on arms' length terms; or

(iv)	redeeming, repurchasing, defeasing, retiring or repaying any of its share capital or resolving to do so.

22.21	People of significant control regime

Each Obligor shall (and the Borrowers shall ensure that each other member of the Group will):

(a)	within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice.

22.22	Other transactions

No Owner Guarantor shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)	give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Obligor assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

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(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement; and

(d)	enter into any transaction on terms which are, in any respect, less favourable to that Owner Guarantor than those which it could obtain in a bargain made at arms' length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

22.23	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;

(b)	subject to the Legal Reservations, cause any obligation of an Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents;

(c)	subject to the Legal Reservations, cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

22.24	No variation, release etc. of Pool Agreement

(a)	Unless notified and agreed to by the Lenders, no Owner Guarantor shall, whether by a document, by conduct, by acquiescence or in any other way:

(i)	vary the terms of the Pool Agreement to which it is a party in any material respect;

(ii)	release, waive, suspend or subordinate or permit to be lost or impaired any interest or right of any kind which such Owner Guarantor has at any time to, in or in connection with the Pool Agreement to which it is a party or in relation to any matter arising out of or in connection with the Pool Agreement to which it is a party;

(iii)	waive any person's breach of the Pool Agreement to which it is a party; or

(iv)	rescind or terminate the Pool Agreement to which it is a party or treat itself as discharged or relieved from further performance of any of its obligations or liabilities under the Pool Agreement to which it is a party.

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22.25	Compliance with relevant stock exchanges

Borrower B shall comply with all laws, regulations, rules and requirements of its listing on the relevant stock exchanges, including for the avoidance of doubt, any requirements as to shareholdings.

22.26	Maintenance of listing

Borrower B shall maintain its primary listing on NASDAQ or another stock exchange agreed by the Facility Agent (acting on the instructions of the Lenders).

22.27	Further assurance

(a)	Each Obligor shall promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)	to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)	to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)	Each Obligor shall, and shall procure that each other Transaction Obligor will, (and the Borrowers shall procure that each member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)	At the same time as an Obligor delivers to the Security Agent any document executed by itself pursuant to this Clause 22.27 (Further assurance), that Obligor shall deliver to the Security Agent a certificate signed by two of that Obligor's directors or officers which shall:

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(i)	set out the text of a resolution of that Obligor's directors specifically authorising the execution of the document specified by the Security Agent; and

(ii)	state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or officers and is valid under that Obligor's articles of association or other constitutional documents.

23	INSURANCE UNDERTAKINGS

23.1	General

The undertakings in this Clause 23 (Insurance Undertakings) remain in force from the date of this Agreement throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

23.2	Maintenance of obligatory insurances

Each Owner Guarantor shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery plus freight interest and hull interest and/or increased value and excess risks);

(b)	war risks including acts of terrorism and piracy and the amended version of AHIS (April 1 1984) and London Blocking & Trapping Addendum or similar;

(c)	protection and indemnity risks including liability for oil pollution and excess war risk protection and indemnity cover; and

(d)	any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time and taking into account that Ship's trading area, it would be reasonable for that Owner Guarantor to insure and which are specified by the Facility Agent by notice to that Owner Guarantor.

23.3	Terms of obligatory insurances

Each Owner Guarantor shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	such amount as is equal to 120 per cent. of the aggregate of:

(A)	the Loan multiplied by a fraction whose:

(1)	nominator is the Market Value of the Ship owned by that Owner Guarantor; and

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(2)	denominator is the Market Value of all Ships then subject to a Mortgage; and

(B)	the principal amount secured by any equal or prior ranking Security on that Ship; and

(ii)	the Market Value of that Ship;

(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market and in any event not to be less than $1,000,000,000;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

(e)	on terms approved by the Facility Agent acting on the instructions of the Lenders; and

(f)	through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations which have a minimum rating of A from Standard and Poor's (or the equivalent rating from another suitable rating agency) (such approval not to be unreasonably withheld in the case of protection and indemnity risks associations).

23.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 23.3 (Terms of obligatory insurances), each Owner Guarantor shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Owner Guarantor as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)	in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has (A) undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Owner Guarantor and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances and (B) has delivered to the Facility Agent (in such form as it requires) an assignment of that insured person's interest in any obligatory insurances;

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(b)	whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance Provided that this paragraph (b) shall not apply to the protection and indemnity risks;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if that Owner Guarantor fails to do so.

23.5	Renewal of obligatory insurances

Each Owner Guarantor shall:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)	notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agent's approval to the matters referred to in sub-paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and

(c)	procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

23.6	Copies of policies; letters of undertaking

Each Owner Guarantor shall ensure that the Approved Brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters of undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:

(i)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 23.4 (Further protections for the Finance Parties);

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(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)	they will, if they have not received notice of renewal instructions from the relevant Owner Guarantor or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)	they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Owner Guarantor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Owner Guarantor forthwith upon being so requested by the Facility Agent.

23.7	Copies of certificates of entry

Each Owner Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

23.8	Deposit of original policies

Each Owner Guarantor shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

23.9	Payment of premiums

Each Owner Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

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23.10	Guarantees

Each Owner Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

23.11	Compliance with terms of insurances

(a)	No Obligor shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Owner Guarantor shall:

(i)	take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 23.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)	make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)	not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

23.12	Alteration to terms of insurances

No Obligor shall make or agree to any material alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

23.13	Settlement of claims

Each Owner Guarantor shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)	do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

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23.14	Provision of copies of communications

Each Owner Guarantor shall provide the Security Agent, at the time of each such material communication, with copies of all written communications between that Owner Guarantor and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Owner Guarantor's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between that Owner Guarantor and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

23.15	Provision of information

Each Owner Guarantor shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 23.16 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above in relation to one such report in connection with the Utilisation, one such additional report in each 12 month period or any further such reports prepared or obtained at a time when an Event of Default has occurred and is continuing.

23.16	Mortgagee's interest and additional perils insurances

(a)	The Security Agent shall maintain and renew a mortgagee's interest marine insurance, in an amount of not less than 120 per cent. of the Loan and a mortgagee's interest additional perils insurance in an amount of not less than 110 per cent. of the Loan, on such terms, through such insurers and generally in such manner as the Security Agent may from time to time consider appropriate.

(b)	The Borrowers shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

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23.17	Security Agent's right to insure

(a)	Without limiting the generality of this Clause 23 (Insurance undertakings), if a Default has occurred the Security Agent may effect, replace and renew any obligatory insurances in respect of any Ship and any other port risk, crew liability or other insurances (in the name of the Security Agent or the relevant Owner Guarantor) as may be appropriate in the opinion of the Facility Agent.

(b)	The Borrowers shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

24	GENERAL SHIP UNDERTAKINGS

24.1	General

The undertakings in this Clause 24 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

24.2	Ships' names and registration

Each Owner Guarantor shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)	not change the name of that Ship.

24.3	Repair and classification

Each Owner Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions affecting that Ship's class.

24.4	Access to classification society records; condition of class certificates

(a)	Each Owner Guarantor shall, in respect of the Ship owned by it, instruct the relevant Approved Classification Society to allow, and shall procure that the relevant Approved Classification Society allows, the Security Agent (or its agents), at any time and from time to time, to inspect the original class and related records of that Owner Guarantor and that Ship at the offices of the Approved Classification Society and to take copies of them.

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(b)	Each Owner Guarantor shall provide, at its cost and whenever requested by the Facility Agent, a condition of class (or equivalent) certificate in relation to the Ship owned by it provided that the Facility Agent shall not (and the Lenders shall not instruct the Facility Agent to) exercise its right to make such requests in a manner that is onerous to the Obligors.

24.5	Modifications

No Owner Guarantor shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially and adversely alter the structure, type or performance characteristics of that Ship or materially reduce its value.

24.6	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Owner Guarantor shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Owner Guarantor and subject to the security constituted by the Mortgage on that Ship and the related Deed of Covenant.

(b)	An Owner Guarantor may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Owner Guarantor.

24.7	Surveys

(a)	Each Owner Guarantor shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

(b)	The Facility Agent shall have the right to have a technical survey carried out at any time on each Ship but not more than once per year (unless an Event of Default or Major Casualty has occurred, in which case as often as the Facility Agent may require) provided that the Facility Agent provides reasonable notice of the intended date of such inspection and such inspection does not delay or interfere with that Ship's operation, loading or unloading. Each Owner Guarantor shall pay the reasonable cost of such survey or surveys of each Ship at the Facility Agent's request.

24.8	Inspection

Each Owner Guarantor shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times and at least once per calendar year to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections provided that any such inspection shall be with prior notice and shall be undertaken in a manner that will not disrupt the normal operations of the relevant Ship or otherwise impair the ability of the Owner Guarantors to meet their obligations under any relevant employment contracts. Each Owner Guarantor shall pay the cost of one inspection per Ship per annum.

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24.9	Prevention of and release from arrest

(a)	Each Owner Guarantor shall, in respect of the Ship owned by it, promptly discharge amounts due in respect of:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)	Each Owner Guarantor shall immediately upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

24.10	Compliance with laws etc.

Each Obligor shall and shall procure that each Approved Manager and the Charterer shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and the laws of the Approved Flag in relation to the Ship owned by it;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any consents required to be obtained and maintained by it in connection with any Environmental Laws;

(c)	without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws; and

(d)	procure that neither any Obligor nor any other member of the Group is or becomes a Restricted Party.

24.11	ISPS Code

Without limiting paragraph (a) of Clause 24.10 (Compliance with laws etc.), each Owner Guarantor shall:

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(a)	procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for that Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

24.12	Sanctions and Ship trading

(a)	Without limiting Clause 24.10 (Compliance with laws etc.), each Owner Guarantor shall procure:

(i)	that the Ship owned by it shall not be used by or for the benefit of a Restricted Party;

(ii)	that such Ship shall not be used directly or indirectly in trading in any manner contrary to Sanctions Laws (or which could be contrary to Sanctions Laws if Sanctions Laws were binding on each Transaction Obligor) or in any trade which could expose a Ship, a Transaction Obligor, a Lender, crew or insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions Laws;

(iii)	that such Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

(iv)	that each charterparty in respect of that Ship shall contain, for the benefit of that Owner Guarantor, language which gives effect to the provisions of paragraph (c) of Clause 24.10 (Compliance with laws etc.) as regards Sanctions Laws and of this Clause 24.12 (Sanctions and Ship trading) and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions Laws (or which would result in a breach of Sanctions Laws if Sanctions Laws were binding on each Transaction Obligor).

(b)	No Obligor shall, nor shall an Obligor permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement to fund any trade, business or other activities:

(i)	involving or for the benefit of any Restricted Party; or

(ii)	in any other manner that would reasonably be expected to result in any Obligor or any Lender being in breach of any Sanctions Laws (if and to the extent applicable to either of them) or becoming a Restricted Party.

24.13	Anti-terrorism

The Borrowers shall, and shall ensure that each of the other Obligors will, comply with all anti- terrorism laws in each case applicable to it and shall take all actions necessary or which may be required by the Lenders to allow each Lender to comply with any anti-terrorism laws applicable to it.

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24.14	Green scrapping

(a)	Each Owner Guarantor shall use reasonable endeavours (including the implementation of internal policies) to ensure that any scrapping of a Ship owned by it is carried out in accordance with the IMO Convention for the Safe and Environmentally Sound Recycling of Ships.

(b)	Each Owner Guarantor shall use reasonable endeavours to obtain (in its first survey) and to maintain (in subsequent surveys) a green passport notification (based on the inventory of hazardous materials) for the Ship owned by it from the Approved Classification Society.

24.15	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), no Owner Guarantor shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers or which is otherwise excluded from the scope of coverage of the obligatory insurances unless:

(a)	the prior written consent of the Security Agent acting on the instructions of the Lenders has been given such approval deemed to be given in relation to the Indian Ocean Piracy Zone, West African Piracy Zone, Persian Gulf, Gulf of Aden and Venezuela provided that any conditions imposed under the relevant war risk policy are complied with; and

(b)	that Owner Guarantor has (at its expense) effected any special, additional or modified insurance cover which (i) the Security Agent acting on the instructions of the Lenders may require or (ii) in the case of the Indian Ocean Piracy Zone, the West African Piracy Zone, Persian Gulf, Gulf of Aden and Venezuela, is customary in relation to such war zones.

24.16	Provision of information

Without prejudice to Clause 20.5 (Information: miscellaneous) each Owner Guarantor shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests regarding:

(a)	that Ship;

(b)	that Ship's employment, position and engagements (provided that such request is reasonable);

(c)	the Earnings and payments and amounts due to its master and crew;

(d)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(e)	any towages and salvages; and

(f)	its compliance, the Approved Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent's request, promptly provide copies of class records, any inspection reports obtained for that Ship, any current Charter relating to that Ship, of any current guarantee of any such Charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.

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24.17	Notification of certain events

Each Owner Guarantor shall, in respect of the Ship owned by it, immediately notify the Facility Agent by fax, confirmed forthwith by letter, of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Ship for hire;

(d)	any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;

(f)	any intended dry docking of that Ship;

(g)	any Environmental Claim made against that Owner Guarantor or in connection with that Ship, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Owner Guarantor, an Approved Manager or otherwise in connection with that Ship; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Owner Guarantor shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Owner Guarantor's, any such Approved Manager's or any other person's response to any of those events or matters.

24.18	Restrictions on chartering, appointment of managers etc.

No Owner Guarantor shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(c)	terminate or materially amend or supplement a Management Agreement without the consent of the Facility Agent acting on the instructions of the Lenders (not to be unreasonably withheld or delayed);

(d)	appoint a manager of that Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager's appointment without the consent of the Facility Agent acting on the instructions of the Lenders (not to be unreasonably withheld or delayed);

(e)	de activate or lay up that Ship; or

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(f)	put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

24.19	Notice of Mortgage

Each Owner Guarantor shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Owner Guarantor to the Security Agent.

24.20	Sharing of Earnings

No Owner Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings other than for the purposes of this Agreement or except in relation to a pool or pooling arrangements for a Ship which has been approved in writing by the Facility Agent with the authorisation of the Lenders.

24.21	Poseidon Principles

Each Owner Guarantor shall, upon the request of any Lender and at the cost of that Owner Guarantor, on or before 31 July in each calendar year, supply or procure the supply to the Facility Agent of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Ship owned by it for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be "Confidential Information" for the purposes of Clause 44 (Confidential Information) but the Obligors acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding each relevant Lender's portfolio climate alignment.

24.22	Notification of compliance

Each Owner Guarantor shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 24 (General Ship Undertakings).

24.23	Monitoring

(a)	Each Owner Guarantor shall (or shall procure that any Charterer and the Approved Technical Manager shall) allow the Security Agent (or its agents), at any time and from time to time, to access all information pertaining to the Ship owned by it and to monitor the position of the Ship owned by it using third party services.

(b)	All costs incurred by the Security Agent (and any of its agents) under paragraph (a) of Clause 24.23 (Monitoring) above shall be for the sole account of the relevant Owner Guarantor.

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25	SECURITY COVER

25.1	Minimum required security cover

Clause 25.2 (Provision of additional security; prepayment) applies if:

(a)	on or before the second anniversary of the Utilisation Date, the Facility Agent notifies the Borrowers that:

(i)	the aggregate Market Value of each Ship then subject to a Mortgage; plus

(ii)	the net realisable value of additional Security previously provided under this Clause 25 (Security Cover), is below 130 per cent. of the Loan; or

(b)	after the second anniversary of the Utilisation Date, the Facility Agent notifies the Borrowers that:

(i)	the aggregate Market Value of each Ship then subject to a Mortgage; plus

(ii)	the net realisable value of additional Security previously provided under this Clause 25 (Security Cover),

is below 135 per cent. of the Loan.

25.2	Provision of additional security; prepayment

(a)	If the Facility Agent serves a notice on the Borrowers under Clause 25.1 (Minimum required security cover), the Borrowers shall, on or before the date falling 30 days after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan as shall eliminate the shortfall.

(b)	The Borrowers may, instead of making all or part of a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Lenders:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Facility Agent may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation in an amount equal to the net realisable value of such security.

25.3	Value of additional security

(a)	The net realisable value of any additional security which is provided under Clause 25.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

(b)	Any additional security which is provided under Clause 25.2 (Provision of additional security; prepayment) and which consists of cash collateral held in dollars shall be valued at par.

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25.4	Valuations binding

Any valuation under this Clause 25 (Security Cover) shall be binding and conclusive as regards the Borrowers.

25.5	Provision of information

(a)	Each Obligor shall promptly provide the Facility Agent and any shipbroker acting under this Clause 25 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.

(b)	If an Obligor fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

25.6	Prepayment mechanism

Any prepayment pursuant to Clause 25.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan) but ignoring any restriction as to prepayments being made on the last day of the Interest Period and shall be applied pro rata by the amount of the Loan repaid or prepaid.

25.7	Provision of valuations

(a)	The Facility Agent shall be entitled to obtain valuations of the Ships and any other vessel over which additional Security has been created in accordance with Clause 25.3 (Value of additional vessel security), from an Approved Valuer, selected by the Borrowers, to enable the Facility Agent to determine the Market Value of that Ship.

(b)	The valuations referred to in this Clause 25.7 (Provision of valuations) are to be obtained:

(i)	on or before the Utilisation Date (not to be obtained earlier than 14 days prior to the Utilisation Date);

(ii)	following the Utilisation Date, quarterly (on 31 March, 30 June, 30 September and 31 December) (or at the discretion of the Lenders) in each year during the Security Period; and

(iii)	at any other time required by the Facility Agent in its absolute discretion.

(c)	The valuations referred to in paragraph (b)(i) and (b)(ii) of Clause 25.7 (Provision of valuations) shall be at the Borrowers' cost.

(d)	The valuations referred to in paragraph (b)(iii) of Clause 25.7 (Provision of valuations) shall be at the Facility Agent's cost unless (i) the valuations provided under paragraph (b)(iii) of Clause 25.7 (Provision of valuations) show a breach of Clause 25.1 (Minimum required security cover) or (ii) an Event of Default has occurred which is continuing, in which cases any additional valuations will be at the Borrowers' cost.

(e)	If the Market Value provided by an Approved Valuer provides a range value, the Market Value shall be the average of that range value.

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(f)	All valuations shall be addressed to the Facility Agent.

26	ACCOUNTS AND APPLICATION OF EARNINGS

26.1	Accounts

No Owner Guarantor may, without the prior consent of the Facility Agent, maintain any bank account other than in compliance with the provisions of this Agreement.

26.2	Payment of Earnings

Each Owner Guarantor shall ensure that, subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid in to the Earnings Account.

26.3	Monthly retentions

(a)	The Borrowers shall ensure that, in each calendar month following the first Utilisation Date, on such dates as the Facility Agent may from time to time specify, there is transferred to the Retention Account out of the aggregate Earnings received by Borrower A in the Earnings Accounts during the preceding calendar month:

(i)	one-third of the amount of any Repayment Instalment falling due under Clause 6.1 (Repayment of Loan) on the next Repayment Date; and

(ii)	the relevant fraction of the aggregate amount of interest on the Loan which is payable under this Agreement in respect of any Interest Period then current.

(b)	The "relevant fraction" is a fraction of which:

(i)	the numerator is one; and

(ii)	the denominator is:

(A)	the number of months comprised in the relevant then current Interest Period; or

(B)	if the period is shorter, the number of months from the later of the commencement of the relevant current Interest Period or the last due date for payment of interest on the Loan or the relevant part of the Loan to the next due date for payment of interest on the Loan or the relevant part of the Loan under this Agreement.

26.4	Shortfall in Earnings

(a)	If the aggregate of the credit balance on each Earnings Account is insufficient in any calendar month for the required amount to be transferred to the Retention Account under Clause 26.3 (Monthly retentions), the Borrowers shall make up the amount of the insufficiency on demand from the Facility Agent.

(b)	Without prejudicing the Facility Agent's right to make such demand at any time, the Facility Agent may, if so authorised by the Majority Lenders, permit the Borrowers to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 26.3 (Monthly retentions) from the Earnings received in the next or subsequent calendar months.

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26.5	Application of retentions

(a)	The Security Agent has sole signing rights in relation to the Retention Account.

(b)	Until an Event of Default occurs, the Facility Agent shall instruct the Account Bank to release to it, on each Repayment Date and on each Interest Payment Date, for distribution to the Finance Parties in accordance with Clause 34.2 (Distributions by the Facility Agent) so much of the then balance on the Retention Account as equals:

(i)	any Repayment Instalment due on that Repayment Date;

(ii)	the amount of interest payable on that Interest Payment Date;

in discharge of the Borrowers' liability for that Repayment Instalment, or that interest as the case may be.

26.6	Interest accrued on Retention Account

Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Account Bank to its customers for dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Account Bank likely to remain on the Retention Account.

26.7	Release of accrued interest

Interest accruing under Clause 26.6 (Interest accrued on Retention Account) shall be credited to the Retention Account and, to the extent not applied previously pursuant to Clause 26.5 (Application of retentions), shall be released to Borrower A at the end of the Security Period.

26.8	Location of Accounts

The Borrowers shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of its Earnings Accounts, the Retention Account and the Debt Service Reserve Account (or any of them); and

(b)	execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts, the Retention Account and the Debt Service Reserve Account.

27	EVENTS OF DEFAULT

27.1	General

Each of the events or circumstances set out in this Clause 27 (Events of Default) is an Event of Default except for Clause 27.18 (Acceleration) and Clause 27.19 (Enforcement of security).

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27.2	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three Business Days of its due date.

27.3	Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 19.36 (Sanctions), Clause 21 (Financial Covenants), Clause 22.11 (Title), Clause 22.12 (Negative pledge), Clause 22.23 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 24.12 (Sanctions and Ship trading), Clause 23.2 (Maintenance of obligatory insurances), Clause 23.3 (Terms of obligatory insurances), Clause 23.5 (Renewal of obligatory insurances) or, save to the extent such breach is a failure to pay and therefore subject to Clause 27.2 (Non-payment), Clause 25 (Security Cover).

27.4	Other obligations

(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.2 (Non-payment) and Clause 27.3 (Specific obligations)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the Facility Agent giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

27.5	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)	No Event of Default under paragraph (a) of this Clause 27.5 (Misrepresentation), other than Clause 19.36 (Sanctions), will occur if the underlying circumstances leading to the incorrect representation or statement are capable of remedy (in the opinion of the Majority Lenders (acting reasonably)) and are remedied within 10 Business Days of the Facility Agent (acting on the instructions of the Lenders) giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply provided that the failure to comply does not have or is not reasonably likely to have a Material Adverse Effect.

27.6	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

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(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor (which is not a dormant company or which does not have gross assets of less than $50,000) due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this paragraph (e) of this Clause 27.6 (Cross default) if the aggregate amount of Financial Indebtedness or Commitment for Financial Indebtedness falling with paragraphs (a) to (d) of this Clause 27.6 (Cross default) is less than:

(i)	$1,500,000 (or its equivalent in any other currency or currencies) in relation to Borrower A; or

(ii)	$2,500,000 (or its equivalent in any other currency or currencies) in relation to Borrower B.

27.7	Insolvency

(a)	An Obligor or any member of the Group:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor or any member of the Group is less than its liabilities (excluding, in the case of any Obligor, any shareholder loans falling within paragraph (b) of the definition of Permitted Financial Indebtedness and, in the case of Borrower A, any loans owed to any of its shareholders) provided that, in the case of any member of the Group other than the Obligors it shall not be a breach of this provision if the breach is solely a result of intercompany arrangements.

(c)	A moratorium is declared in respect of any indebtedness of Obligor or member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

27.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

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(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii)	the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

27.9	Creditors' process

(a)	Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects:

(i)	any asset or assets of an Obligor or a member of the Group (other than, in each case, Borrower B) in relation to amounts exceeding (in aggregate) $1,500,000; or

(ii)	any asset or assets of the Borrower B in relation to amounts exceeding (in aggregate) $2,500,000 (or its equivalent in any other currency or currencies).

(b)	No Event of Default under paragraph (a) of this Clause 27.9 (Creditors' process) will occur if the failure to comply is capable of remedy (in the opinion of the Majority Lenders (acting reasonably)) and is remedied within 10 Business Days of the Facility Agent giving notice to the Obligors or (if earlier) an Obligor, a member of the Group or (in the case of such event occurring in relation to a Borrower) a Borrower becoming aware of the failure to comply.

27.10	Ownership of the Owner Guarantors

An Owner Guarantor is not or ceases to be 100 per cent. directly or indirectly owned by Borrower A.

27.11	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)	Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

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(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

27.12	Security imperilled; flag instability

(a)	Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

(b)	The state of the Approved Flag of a Ship is or becomes involved in hostilities or civil war or there is a seizure of power in such state by unconstitutional means, or any other event occurs in relation to a Ship, the Mortgage in respect of that Ship or the Approved Flag and in the reasonable opinion of the Facility Agent such event is likely to have a Material Adverse Effect unless the Owner Guarantors, within 30 days of the occurrence of such event (or such longer period as may be agreed by the Facility Agent acting with the authorisation of the Lenders) re- register the relevant Ship on an alternative flag approved pursuant to Clause 24.2 (Ships' names and registration) and subject to:

(i)	that Ship remaining subject to Security created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority security) on substantially the same terms as the Mortgage and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Lenders, shall reasonably approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents, as the Facility Agent, acting with the authorisation of the Lenders, shall reasonably approve or require.

27.13	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

27.14	Expropriation

The authority or ability of any member of the Group (other than Borrower B) to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group (other than Borrower B) or any of its assets other than any Requisition.

27.15	Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

27.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

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27.17	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

27.18	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable;

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 27.19 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

27.19	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 27.18 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

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SECTION 9

CHANGES TO PARTIES

28	CHANGES TO THE LENDERS

28.1	Assignments and transfers by the Lenders

(a)	Subject to this Clause 28 (Changes to the Lenders), a Lender (the "Existing Lender") may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (except for a hedge fund or an Affiliate of an Obligor or any other person acting in concert with an Obligor) (the "New Lender").

(b)	For the purposes of Paragraph (a), "acting in concert" means a person who, in the opinion of the Facility Agent appears to be, pursuant to an agreement or understanding (whether formal or informal) with an Obligor, actively co-operating with any Obligor, in order that it may act in a manner that puts the interests of the Obligors or the Group above that person's own interests or the interests of the other Finance Parties generally.

28.2	Conditions of assignment or transfer

(a)	The consent of the Borrowers is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	to another first class international bank or financial institution, insurer, social security fund, pension fund, capital investment company, financial intermediary or special purpose vehicle associated to any of them;

(iii)	a trust corporation, fund or other person which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which is advised by or the assets of which are managed or serviced by a Lender; or

(iv)	made at a time when a Default is continuing.

(b)	The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld or delayed. Each Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by that Borrower within that time.

(c)	The consent of the Borrowers to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to any amount payable under Clause 14.3 (Mandatory Cost), provided such costs are paid by the Existing Lender or the New Lender.

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(d)	An assignment will only be effective on:

(i)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)	performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which any Borrower or any other Transaction Obligor had against the Existing Lender.

(f)	A transfer will only be effective if the procedure set out in Clause 28.5 (Procedure for transfer) is complied with.

(g)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (g) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(h)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

28.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000.

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28.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.

28.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

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(c)	Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Facility Agent, the Security Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Mandated Lead Arrangers and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

28.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

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(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 28.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 28.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.2 (Conditions of assignment or transfer).

28.7	Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

28.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 28 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28.9	Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.5 (Procedure for transfer) or any assignment pursuant to Clause 28.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

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(a)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(c)	In this Clause 28.9 (Pro rata interest settlement) references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.

29	CHANGES TO THE OBLIGORS

29.1	Assignment or transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the consent of the Facility Agent acting on the instructions of the Lenders (not to be unreasonably withheld).

29.2	Release of security

(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(i)	the disposal is permitted by the terms of any Finance Document; or

(ii)	all the Lenders agree to the disposal (such agreement not to be unreasonably withheld); or

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document,

the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)	If the Security Agent is satisfied that a release is allowed under this Clause 29.2 (Release of security) (at the request and expense of the Borrowers) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Obligor under the Finance Documents.

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29.3	Subordinated Creditors

(a)	The Borrowers may request that any person becomes a Subordinated Creditor, with the prior approval of the Facility Agent, by delivering to the Facility Agent:

(i)	a duly executed Subordination Deed;

(ii)	a duly executed Subordinated Debt Security; and

(iii)	such constitutional documents, corporate authorisations and other documents and matters as the Facility Agent may reasonably require, in form and substance satisfactory to the Facility Agent, to verify that the person's obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements.

(b)	A person referred to in paragraph (a) above will become a Subordinated Creditor on the date the Security Agent enters into the Subordination Deed and the Subordinated Debt Security delivered under paragraph (a) above.

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SECTION 10

THE FINANCE PARTIES

30	THE FACILITY AGENT, THE MANDATED LEAD ARRANGERS AND THE REFERENCE BANKS

30.1	Appointment of the Facility Agent

(a)	Each of the Mandated Lead Arrangers and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Mandated Lead Arrangers and the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Instructions

(a)	The Facility Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)	The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;

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(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)	If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 43 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)	The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)	Without prejudice to the remainder of this Clause 30.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)	The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

30.3	Duties of the Facility Agent

(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

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(f)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Mandated Lead Arrangers or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.4	Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

30.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)	Neither the Facility Agent nor the Mandated Lead Arrangers shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

30.6	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 34.5 (Application of receipts; partial payments).

30.7	Business with the Group

The Facility Agent and the Mandated Lead Arrangers may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

30.8	Rights and discretions

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

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(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by a Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)	The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Mandated Lead Arrangers are obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

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(i)	Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.9	Responsibility for documentation

Neither the Facility Agent nor the Mandated Lead Arrangers are responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Mandated Lead Arrangers, an Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property.

30.10	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

30.11	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 34.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

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(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Mandated Lead Arrangers to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arrangers.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss.

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In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

30.12	Lenders' indemnity to the Facility Agent

(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

30.13	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)	If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)	If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 30 (The Facility Agent, the Mandated Lead Arrangers and the Reference Banks) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

(e)	The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

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(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(g)	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Facility Agent) and this Clause 30 (The Facility Agent, the Mandated Lead Arrangers and the Reference Banks) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(i)	No consent of any Borrower (nor any other Transaction Obligor) is required for an assignment or transfer of rights and/or obligations by the Facility Agent.

(j)	The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)	the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrowers and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrowers or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrowers or that Lender, by notice to the Facility Agent, requires it to resign.

30.14	Confidentiality

(a)	In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

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(b)	If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Mandated Lead Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15	Relationship with the other Finance Parties

(a)	Subject to Clause 28.9 (Pro rata interest settlement), the, Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties by or to the Security Agent in this Agreement must be given or sought through the Facility Agent.

(c)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 37.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 37.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 37.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

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30.16	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)	the adequacy, accuracy or completeness of any other information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)	the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

30.17	Facility Agent's management time

Any amount payable to the Facility Agent under Clause 14.4 (Indemnity to the Facility Agent), Clause 16 (Costs and Expenses) and Clause 30.12 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time, such management time to be in respect of extraordinary matters pre-agreed with the Obligors and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

30.18	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

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30.19	Reliance and engagement letters

Each Secured Party confirms that each of the Mandated Lead Arrangers and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Mandated Lead Arrangers or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.20	Full freedom to enter into transactions

Without prejudice to Clause 30.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Obligor or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

30.21	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.

(b)	No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)	No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 30.21 (Role of Reference Banks) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

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30.22	Third Party Reference Banks

A Reference Bank which is not a Party may rely on Clause 30.21 (Role of Reference Banks), Clause 43.3 (Other exceptions) and Clause 45 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

31	THE SECURITY AGENT

31.1	Trust

(a)	The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 31 (The Security Agent) and the other provisions of the Finance Documents.

(b)	Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)	shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

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(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)	All amounts received or recovered by the Security Agent in connection with this Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 31.28 (Application of receipts).

(f)	This Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

31.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

31.4	Instructions

(a)	The Security Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)	The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

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(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause 31.28 (Application of receipts);

(B)	Clause 31.29 (Permitted Deductions); and

(C)	Clause 31.30 (Prospective liabilities).

(e)	If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 43 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above, the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)	The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)	Without prejudice to the remainder of this Clause 31.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)	The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

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31.5	Duties of the Security Agent

(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)	Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

31.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.

(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

31.7	Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

31.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked;

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(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by a Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)	Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct.

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(h)	Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.9	Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Mandated Lead Arrangers, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

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31.11	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

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(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

31.12	Lenders' indemnity to the Security Agent

(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent's or Receiver's gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

31.13	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Security Agent.

(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

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(d)	The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Security Agent's resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(e)	Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 31.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.5 (Indemnity to the Security Agent) and this Clause 31 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(f)	The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

(g)	No consent of any Borrower (nor any other Transaction Obligor) is required for an assignment or transfer of rights and/or obligations by the Security Agent.

31.14	Confidentiality

(a)	In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

31.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

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(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)	the adequacy, accuracy or completeness of any other information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)	the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

31.16	Security Agent's management time

(a)	Any amount payable to the Security Agent under Clause 14.5 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 31.12 (Lenders' indemnity to the Security Agent) shall include the cost of utilising the Security Agent's management time, such management time to be in respect of extraordinary matters pre-agreed with the Obligors and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 11 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)	the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrowers agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrowers agreeing that it is otherwise appropriate in the circumstances,

the Borrowers shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)	If the Security Agent and the Borrowers fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrowers or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrowers) and the determination of any investment bank shall be final and binding upon the Parties.

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31.17	Reliance and engagement letters

Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

31.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)	take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

31.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

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31.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

31.21	Delegation by the Security Agent

(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)	That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

31.22	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.

(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

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31.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

31.24	Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

31.25	Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 31.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

31.26	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

31.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

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31.28	Application of receipts

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 31 (The Security Agent), the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 31 (The Security Agent), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) or any Receiver or Delegate;

(b)	in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 34.5 (Application of receipts; partial payments);

(c)	if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.

31.29	Permitted Deductions

The Security Agent may, in its discretion:

(a)	set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)	pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

31.30	Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 31.28 (Application of receipts) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

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(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

31.31	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 31.28 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of Clause 31.28 (Application of receipts).

31.32	Currency conversion

(a)	For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

31.33	Good discharge

(a)	Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)	The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

31.34	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

31.35	Application and consideration

In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 31 (The Security Agent).

31.36	Full freedom to enter into transactions

Without prejudice to Clause 31.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

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(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

32	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33	SHARING AMONG THE FINANCE PARTIES

33.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 34 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 34 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

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(c)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Application of receipts; partial payments).

33.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 34.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

33.3	Recovering Finance Party's rights

On a distribution by the Facility Agent under Clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

33.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

33.5	Exceptions

(a)	This Clause 33 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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SECTION 11

ADMINISTRATION

34	PAYMENT MECHANICS

34.1	Payments to the Facility Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

34.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback and pre- funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrowers in a Utilisation Request.

34.3	Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set- Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

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(c)	If the Facility Agent is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrowers:

(i)	the Borrowers shall on demand refund it to the Facility Agent; and

(ii)	the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrowers shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

34.5	Application of receipts; partial payments

(a)	If the Facility Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

34.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.7	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

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34.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

34.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

34.10	Currency Conversion

(a)	For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

34.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrowers that a Disruption Event has occurred:

(a)	the Facility Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)	the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

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(c)	the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 43 (Amendments and Waivers);

(e)	the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

35	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

36	BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

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37	NOTICES

37.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

37.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrower, that specified in Schedule 1 (The Parties);

(b)	in the case of each Lender or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

37.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 37.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to a Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.

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(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

37.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 37.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

37.5	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)	Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)	Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)	Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 37.5 (Electronic communication).

37.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

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38	CALCULATIONS AND CERTIFICATES

38.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

38.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

38.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

39	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

40	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

41	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

42	IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

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43	AMENDMENTS AND WAIVERS

43.1	Required consents

(a)	Subject to Clause 43.2 (All Lender matters) and Clause 43.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 43 (Amendments and Waivers).

(c)	Without prejudice to the generality of Clause 30.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

43.2	All Lender matters

Subject to Clause 43.4 (Replacement of Screen Rate) and Clause 43.7 (German Foreign Trade and Payments Regulation), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)	an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Transaction Obligor other than in accordance with Clause 29 (Changes to the Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	this Clause 43 (Amendments and Waivers);

(i)	any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 6.2 (Effect of cancellation and prepayment on scheduled repayments), Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss), Clause 8 (Interest), paragraph (a) of Clause 25.7 (Provision of valuations), Clause 28 (Changes to the Lenders), Clause 33 (Sharing among the Finance Parties), Clause 47 (Governing Law) or Clause 48 (Enforcement);

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(j)	any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(k)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:

(i)	the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity);

(ii)	the joint and several liability of the Borrowers under Clause 18 (Joint and Several Liability of the Borrowers);

(iii)	the Security Assets; or

(iv)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (iii) and (iv) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(l)	the release of the joint and several liability of the Borrowers under Clause 18 (Joint and Several Liability of the Borrowers) of the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

43.3	Other exceptions

(a)	An amendment or waiver which relates to the rights or obligations of a Servicing Party, the Mandated Lead Arrangers or a Reference Bank (each in their capacity as such) may not be effected without the consent of that Servicing Party, the Mandated Lead Arrangers or that Reference Bank, as the case may be.

(b)	The Borrowers and the Facility Agent, the Mandated Lead Arrangers or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

43.4	Replacement of Screen Rate

(a)	Subject to Clause 43.3 (Other exceptions), any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

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(B)	enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

(b)	If, as at 1 February 2022 this Agreement provides that the rate of interest for a Loan in any currency is to be determined by reference to the Screen Rate for LIBOR the Facility Agent, (acting on the instructions of the Majority Lenders) and the Borrower shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in relation that currency in place of that Screen Rate from and including a date no later than 1 April 2022.

(c)	~~(b)~~If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within three Business Days (unless the Borrowers and the Facility Agent agree to a longer time period in relation to any request) of that request being made:

(i)	its Commitment or its participation in the Loan (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

43.5	Obligor Intent

Without prejudice to the generality of Clauses 1.2 (Construction) and 17.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

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43.6	Disenfranchisement of Obligors and their Affiliates

(a)	For so long as an Obligor or its Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated in ascertaining the Majority Lenders, that Commitment shall be deemed to be zero and that Obligor or its Affiliate (as the case may be) (or the person with whom it has entered into that sub-participation, other agreement or arrangement (a "Counterparty")) shall be deemed not to be a Lender.

(b)	Each Obligor or its Affiliate (as the case may be) that is a Lender agrees that:

(i)	in relation to any meeting or conference call to which all the Lenders or any combination of those groups of Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Security Agent or, unless the Security Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)	it shall not, unless the Security Agent otherwise agrees, be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Security Agent or one or more of the Lenders.

43.7	German Foreign Trade and Payments Regulation

To the extent a Lender resident in Germany ("Inländer") within the meaning of Section 2 Paragraph 15 of the German foreign trade and payments act ("Außenwirtschaftsgesetz" or "AWG") and therefore subject to Section 7 of the German Foreign Trade and Payments Regulation ("Außenwirtschaftsverordnung" or "AWV") would not be permitted to receive the benefit of or make a representation or receive the benefit of or grant an undertaking that is made or is to be made or granted or is to be granted by an Obligor with respect to Sanctions Laws under this Agreement ~~(the "Sanctions Provisions") then in respect of any proposed requirement to comply, enforcement, waiver, non-waiver, consent, variation or amendment of or in relation to a Finance Document relating to any Sanctions Provision (a "Relevant Action"), that Lender's:~~then such Lender shall not, in the event of a breach by an Obligor of any such representation or undertaking be entitled to invoke or declare an Event of Default or vote for a cancellation of the Total Commitments and immediate repayment of the Loan in accordance with the Events of Default and, in connection with any amendment, waiver, determination or direction relating to the representations or undertakings with respect to Sanctions Laws, the Commitment of that Lender shall be excluded for the purpose of determining whether the consent of the Majority Lenders or, as applicable, of the Lenders has been obtained or whether the determination or direction by the Majority Lenders or, as applicable, by the Lenders has been made or given.

~~(a)~~	~~Commitment or its participation in the Loan (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate ofparticipations in the Loan (as applicable) has been obtained in relation to that Relevant Action; and~~

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~~(b)~~	~~status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained in relation to that Relevant Action.~~

44	CONFIDENTIAL INFORMATION

44.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 44.2 (Disclosure of Confidential Information) and Clause 44.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

44.2	Disclosure of Confidential Information

(a)	Any Finance Party may disclose:

(i)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, service providers, insurers, insurance advisors, insurance brokers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(ii)	to any person:

(A)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(B)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(C)	appointed by any Finance Party or by a person to whom sub-paragraph (A) or (B) of paragraph (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 30.15 (Relationship with the other Finance Parties));

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(D)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (A) or (B) of paragraph (ii) above;

(E)	to any party who provides or may potentially provide insurance or reinsurance in relation to the Loan and any insurance broker or reinsurance broker in connection with such purposes and each of their respective professional advisers;

(F)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(G)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(H)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.8 (Security over Lenders' rights);

(I)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;

(J)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(K)	with the consent of a Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(1)	in relation to sub-paragraphs (A), (B) and (C) of paragraph (ii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is otherwise bound by requirements of confidentiality in relation to the Confidential Information or is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(2)	in relation to sub-paragraph (D) of paragraph (ii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(3)	in relation to sub-paragraphs (F), (G) and (H) of paragraph (ii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

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(iii)	to any person appointed by that Finance Party or by a person to whom sub-paragraph (A) or (B) of paragraph (ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (iii) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

(iv)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(b)	This Clause 44 (Confidential Information) is not, and shall not be deemed to constitute, an express or implied agreement by any Finance Party with any Transaction Obligor for a higher degree of confidentiality than that prescribed in Section 47 of, and in the Third Schedule to, the Banking Act, Chapter 19 of Singapore.

(c)	If a Transaction Obligor provides a Finance Party with personal data of any individual (including where applicable, its directors, officers, employees, shareholders, beneficial owners, representative, agents and principals (if acting on behalf of another)), the Transaction Obligor undertakes, represents and warrants that it (a) has obtained (and shall maintain) the consent from such individual and (b) is authorised to deliver such personal data to the Finance Party for collection, use, disclosure, transfer and retention of personal data for such purposes as set out in the Finance Party's personal data protection policy or as permitted by applicable laws or regulations.

(d)	Each Transaction Obligor agrees and undertakes to notify the Facility Agent promptly upon becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, use and/or disclosure by any Finance Party of any personal data provided by that Obligor to any Finance Party.

44.3	DAC6

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

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44.4	~~44.3~~Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:

(i)	names of Transaction Obligors;

(ii)	country of domicile of Transaction Obligors;

(iii)	place of incorporation of Transaction Obligors;

(iv)	date of this Agreement;

(v)	Clause 47 (Governing Law);

(vi)	the names of the Facility Agent and the Mandated Lead Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	ranking of Facility;

(xii)	Termination Date for Facility;

(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrowers, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facility Agent shall notify the Borrowers and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Transaction Obligors; and

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(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Transaction Obligors by such numbering service provider.

44.5	~~44.4~~Entire agreement

This Clause 44 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

44.6	~~44.5~~Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

44.7	~~44.6~~Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to sub- paragraph (F) of paragraph (ii) of Clause 44.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 44 (Confidential Information).

44.8	~~44.7~~Continuing obligations

The obligations in this Clause 44 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44.9	~~44.8~~General data protection regulation

Any consent given in this Clause 44 (Confidential Information) is given for the purposes of giving relief from banking secrecy and confidentiality requirements. It is not intended as and is no declaration of consent in accordance with the Regulation 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation).

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45	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

45.1	Confidentiality and disclosure

(a)	The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Facility Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrowers pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

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(d)	The Facility Agent's obligations in this Clause 45 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

45.2	Related obligations

(a)	The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)	of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 45.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 45 (Confidentiality of Funding Rates and Reference Bank Quotations).

45.3	No Event of Default

No Event of Default will occur under Clause 27.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 45 (Confidentiality of Funding Rates and Reference Bank Quotations).

46	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

169

SECTION 12

GOVERNING LAW AND ENFORCEMENT

47	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

48	ENFORCEMENT

48.1	Jurisdiction

(a)	Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)	This Clause 48.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

48.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints Grindrod Shipping Services UK Ltd as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within three days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into and amended and restated on the ~~date~~ dates stated at the beginning of this Agreement.

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SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
IVS Bulk Pte. Ltd.	Singapore	201114306Z	200 Cantonment Road #03-01 Southpoint 089763 Singapore Fax: +65 6323 0046 Attn: Chief Financial Officer

Grindrod Shipping Holdings Ltd.	Singapore	201731497H

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Name of Owner Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
IVS Bulk 709 Pte. Ltd.	Singapore	201328075E	200 Cantonment Road #03-01 Southpoint
IVS Bulk 5858 Pte. Ltd.	Singapore	201328882C	089763 Singapore
IVS Bulk 543 Pte. Ltd.	Singapore	201322656Z	Fax: +65 6323 0046
IVS Bulk 5855 Pte. Ltd.	Singapore	201325921Z	Attn: Chief Financial Officer
IVS Bulk 541 Pte. Ltd.	Singapore	201322639G
IVS Bulk 545 Pte. Ltd.	Singapore	201322704H
IVS Bulk 712 Pte. Ltd.	Singapore	201333600E
IVS Bulk 1345 Pte. Ltd.	Singapore	201333777E
IVS Bulk 554 Pte. Ltd.	Singapore	201327439Z
IVS Bulk 7297 Pte. Ltd.	Singapore	201333601R
IVS Bulk 3693 Pte. Ltd.	Singapore	201405131D

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PART B

THE ORIGINAL LENDERS

Name of Original Lender	Address for Communication	Initial Sub- Tranche Commitment (US$)	Upsize Sub- Tranche Commitment (US$)	Commitment (US$)
Credit Agricole Corporate and Investment Bank, Singapore Branch	Credit Agricole Corporate and Investment Bank 168 Robinson Road #23-00 Capital Tower Singapore 068912 Attn: Sabrina NG / CHANG Chin Ni Tel: (65) 6439 9861 / 6439 9435 Fax: (65) 6439 9875 E-mail: sabrina.ng@ca- cib.com / chinni.chang@ca- cib.com With a copy to: Credit Agricole Corporate and Investment Bank London Ship Finance Broadwalk House 5 Appold Street London EC2A 2DA Fax: +44 (0) 20 7214 6689 Attn: Ship Finance Department	38,869,351.46	11,515,625	50,384,976.46

Hamburg Commercial Bank AG	Hamburg Commercial Bank AG Gerhart-Hauptmann- Platz 50 20095 Hamburg Germany	75,255,648.54	11,515,625	86,771,273.54

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For general matters:

Hamburg Commercial Bank AG

BU Shipping

Gerhart-Hauptmann-

Platz 50

20095 Hamburg

Germany

Fax No: +49 40 3333 6 13444 / +49 40 3333 6 15150

Attn: Mr Andreas Rasch /

Mr Matthias Evers

For credit administrative matters:

Hamburg Commercial Bank AG

BU Business Operations Loan & Collateral Operations

Gerhart-Hauptmann-

Platz 50

20095 Hamburg

Germany

Fax No: +49 40 3333 34167

174

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

Credit Agricole Corporate and Investment Bank

Credit Agricole Corporate and Investment Bank

9, quai du President Paul Doumer

92920 Paris, La Defense Cedex

France

Fax No: + 33 1 41 89 2987

Attn: Ship Finance Department

With a copy to:

Credit Agricole Corporate and Investment Bank

London Ship Finance

Broadwalk House

5 Appold Street

London EC2A 2DA

Fax: +44 (0) 20 7214 6689

Attn: Ship Finance Department

Name of Security Agent	Address for Communication

Credit Agricole Corporate and Investment Bank

Credit Agricole Corporate and Investment Bank

9, quai du President Paul Doumer

92920 Paris, La Defense Cedex

France

Fax No: + 33 1 41 89 2987

Attn: Ship Finance Department

With a copy to:

Credit Agricole Corporate and Investment Bank London Ship Finance

Broadwalk House

5 Appold Street

London EC2A 2DA

Fax: +44 (0) 20 7214 6689

Attn: Ship Finance Department

175

SCHEDULE 2

CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

PART A

CONDITIONS PRECEDENT TO INITIAL UTILISATION REQUEST

1	Obligors

1.1	A copy of the constitutional documents of each Obligor.

1.2	A copy of a resolution of the board of directors of each Obligor and the shareholder(s) of each Owner Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party; and

(d)	(if necessary in relation to an Owner Guarantor) evidencing that any provision of the constitutional documents of that Owner Guarantor which could restrict or inhibit any transfer of the shares in that Owner Guarantor upon enforcement of the Transaction Security have been amended.

1.3	An original of the power of attorney of each Obligor (including, for the avoidance of doubt, each Owner Guarantor) authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5	A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.6	A certificate of each Obligor that is incorporated outside the UK (signed by a director) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.7	A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent and Conditions Subsequent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

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2	Finance Documents

2.1	A duly executed original of each Subordination Deed and copies of each Subordination Finance Document.

2.2	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent and Conditions Subsequent).

2.3	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent and Conditions Subsequent).

3	Legal opinions

3.1	A legal opinion of Watson Farley & Williams, legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.

3.2	If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.

4	Other documents and evidence

4.1	Copies of the Pool Agreements and of all documents signed by the relevant Owner Guarantors in connection with such agreements.

4.2	Evidence that any process agent referred to in Clause 48.2 (Service of process), if not an Obligor, has accepted its appointment.

4.3	A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary or desirable (and provided if it has notified the Borrowers accordingly but not later than three Business Days prior to the end of the Availability Period) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

4.4	The Original Financial Statements of each Borrower.

4.5	The original of any mandates or other documents required in connection with the opening or operation of the Accounts.

4.6	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

4.7	Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

177

PART B

CONDITIONS PRECEDENT TO UTILISATION

1	Borrower

A certificate of an authorised signatory of each Borrower and each Owner Guarantor certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent and Conditions Subsequent) is correct, complete and in full force and effect as at the Utilisation Date of the Advance.

2	Release of Existing Security

An original of each Deed of Release and of each document to be delivered under or pursuant to either of them, together with evidence satisfactory to the Facility Agent of its due execution by the parties to it.

3	Ship and other security

3.1	A duly executed but undated original of each Mortgage and the Deed of Covenant and General Assignment in respect of each Ship and of each document to be delivered under or pursuant to each of them.

3.2	A duly executed but undated original of the Account Security in relation to each Account in respect of Borrower A and of the Shares Security in respect of each Owner Guarantor (and of each document to be delivered under each of them).

3.3	A duly executed but undated original of each Subordinated Debt Security (and of each document to be delivered under each of them).

3.4	Documentary evidence that each Ship:

(a)	is definitively and permanently registered in the name of the relevant Owner Guarantor under the Approved Flag;

(b)	is in the absolute and unencumbered ownership of the relevant Owner Guarantor save as contemplated by the Finance Documents;

(c)	maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(d)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

3.5	Documents establishing that each Ship will, as from the Utilisation Date, be managed commercially by its Approved Commercial Manager and managed technically by its Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and

178

(b)	copies of the relevant Approved Technical Manager's Document of Compliance and of each Ship's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to each Ship including without limitation an ISSC.

3.6	An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.

3.7	A valuation of each Ship, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the Utilisation Date for the Advance from an Approved Valuer.

3.8	In the case of Ship B and Ship K only, a green passport notification (based on the inventory of hazardous materials) for each Ship from the Approved Classification Society.

4	Other documents and evidence

4.1	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

4.2	Evidence that the equivalent of three months Debt Service is held in the Debt Service Reserve Account or will be so held upon the making of the Advance.

4.3	A letter of authorisation, addressed to Allen & Gledhill LLP, legal advisers to the Facility Agent in Singapore, from each Transaction Obligor incorporated in Singapore authorising Allen & Gledhill LLP to file the statement containing the particulars of the Transaction Security created by that Transaction Obligor under the relevant Security Documents to which it is a party with the Accounting and Corporate Regulatory Authority of Singapore.

179

PART C

CONDITIONS SUBSEQUENT TO UTILISATION

1	Legal opinions

Executed legal opinions of the legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in England, France, Singapore, the jurisdiction of the Approved Flag of each Ship and such other relevant jurisdictions as the Facility Agent may require

2	Vessel and other security

(a)	A duly executed original of each Mortgage and the Deed of Covenant and General Assignment in respect of each Ship and of each document to be delivered under or pursuant to each of them, to be provided on the Utilisation Date (as a same day condition subsequent) together with documentary evidence that the Mortgages in respect of each Ship has been duly registered on the Utilisation Date as a valid first priority ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

(b)	A duly executed original of the Account Security in relation to each Account in respect of Borrower A and of the Shares Security in respect of each Owner Guarantor (and of each document to be delivered under each of them) to be provided on the Utilisation Date (as a same day condition subsequent).

(c)	A duly executed original of each Subordinated Debt Security (and of each document to be delivered under each of them) to be provided on the Utilisation Date (as a same day condition subsequent).

(d)	Evidence that the Security Documents have been duly registered or recorded in such jurisdictions as the Facility Agent may require and that all notices of assignment required under or in connection with the relevant Security Documents have been served.

(e)	A duly executed original of a Letter of Undertaking from the Approved Brokers in a form acceptable to the Facility Agent.

(f)	A duly executed original of a Letter of Undertaking from any protection and indemnity club or war risks association through or with whom any obligatory insurances are placed or effected in a form acceptable to the Facility Agent.

3	Miscellaneous

~~(a) Evidence that ownership of all of the shares in Borrower A held by Regiment has been transferred to GSPL.~~

(a)         ~~(b)~~Evidence that all legal fees have been paid within 30 days of the Utilisation Date.

180

SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

From:	IVS Bulk Pte. Ltd. and Grindrod Shipping Holdings Ltd.

To:	Crédit Agricole Corporate and Investment Bank

[·]

Attn: Transaction and Loan Services

Dated:	[·]

Dear Sirs

IVS Bulk Pte. Ltd. and Grindrod Shipping Holdings Ltd. – Facility Agreement dated [~~·] 2020~~ 10 February 2020 (as amended and restated by and amending and restating agreement dated [●] 2021, (the "Agreement")

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow the Advance on the following terms:

[[Initial Sub-Tranche A / Initial Sub-Tranche B / Initial Sub-Tranche C / Initial Sub-Tranche D / Initial Sub-Tranche E / Initial Sub-Tranche F / Initial Sub-Tranche G / Initial Sub-Tranche H / Initial Sub-Tranche I / ~~Tranche J /~~ Initial Sub-Tranche J / Initial Sub-Tranche K / Upsize Sub- Tranche A / Upsize Sub-Tranche B / Upsize Sub-Tranche C / Upsize Sub-Tranche D / Upsize Sub-Tranche E / Upsize Sub-Tranche F / Upsize Sub-Tranche G / Upsize Sub-Tranche H / Upsize Sub-Tranche I / Upsize Sub-Tranche J / Upsize Sub-Tranche K]

Proposed Utilisation Date:              [•] ~~2020~~ 202[0][1] (or, if that is not a Business Day, the next Business Day)

Amount:

~~Tranche A:~~	~~$[•~~]
~~Tranche B:~~	~~$[•~~]
~~Tranche C:~~	~~$[•~~]
~~Tranche D:~~	~~$[•~~]
~~Tranche E:~~	~~$[•~~]
~~Tranche F:~~	~~$[•~~]
~~Tranche G:~~	~~$[•~~]
~~Tranche H:~~	~~$[•~~]
~~Tranche I:~~	~~$[•~~]
~~Tranche J:~~	~~$[•~~]
~~Tranche K:~~	~~$[•~~]
~~Total:~~	~~$[•~~]

181

[Initial][Upsize] Tranche A: $[●]

[Initial][Upsize] Tranche B: $[●]

[Initial][Upsize] Tranche C: $[●]

[Initial][Upsize] Tranche D: $[●]

[Initial][Upsize] Tranche E: $[●]

[Initial][Upsize] Tranche F: $[●]

[Initial][Upsize] Tranche G: $[●]

[Initial][Upsize] Tranche H: $[●]

[Initial][Upsize] Tranche I:  $[●]

[Initial][Upsize] Tranche J:  $[●]

[Initial][Upsize] Tranche K: $[●]

Total: $[●]

or, in each case, if less, the Available Facility in respect of that Tranche.

Interest Period for the first Advance:       [•] Months

3	We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement as they relate to the Advance to which this Utilisation Request refers is satisfied on the date of this Utilisation Request.

4	The proceeds of this Advance should be credited to [account].

5	This Utilisation Request is irrevocable.

Yours faithfully

[•]	[•]
authorised signatory for	authorised signatory for
IVS BULK PTE. LTD.	GRINDROD SHIPPING HOLDINGS LTD.

182

PART B

SELECTION NOTICE

From:	IVS Bulk Pte. Ltd. and Grindrod Shipping Holdings Ltd.

To:	Crédit Agricole Corporate and Investment Bank

Dated: [•]

Dear Sirs

IVS Bulk Pte. Ltd. and Grindrod Shipping Holdings Ltd.- Facility Agreement dated [~~·] 2020~~ 10 February 2020 (as amended and restated by and amending and restating agreement dated [●] 2021, (the "Agreement")

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We request that the next Interest Period for the Loan be [•].

3	This Selection Notice is irrevocable.

Yours faithfully

[•]	[•]
authorised signatory for	authorised signatory for
IVS BULK PTE. LTD.	GRINDROD SHIPPING HOLDINGS LTD.

183

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	Crédit Agricole Corporate and Investment Bank as Facility Agent

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated: [•]

Dear Sirs

IVS Bulk Pte. Ltd. and Grindrod Shipping Holdings Ltd. – Facility Agreement dated [~~·] 2020~~ 10 February 2020 (as amended and restated by and amending and restating agreement dated [●] 2021, (the "Agreement")

1	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 28.5 (Procedure for transfer) of the Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 28.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

184

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details

for notices and account details for payments.]

[Existing Lender]	[New Lender]

By: [•]	By: [•]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

[Facility Agent]

By: [•]

185

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	Crédit Agricole Corporate and Investment Bank as Facility Agent and IVS Bulk Pte. Ltd. and Grindrod Shipping Holdings Ltd. as joint and several Borrowers, for and on behalf of each Transaction Obligor

From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated: [•]

Dear Sirs

IVS Bulk Pte. Ltd. and Grindrod Shipping Holdings Ltd.- Facility Agreement dated [~~·] 2020~~ 10 February 2020 (as amended and restated by and amending and restating agreement dated [●] 2021, (the "Agreement")

1	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 28.6 (Procedure for assignment):

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)	All rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which any Borrower or any other Transaction Obligor had against the Existing Lender.

3	The proposed Transfer Date is [•].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders).

7	This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), to the Borrowers (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.

186

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

187

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details

for notices and account details for payments]

[Existing Lender]	[New Lender]

By: [•]	By: [•]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [—].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

188

SCHEDULE 6

FORMS OF COMPLIANCE CERTIFICATE

PART A

FORM OF BORROWER ~~A~~ B COMPLIANCE CERTIFICATE

To:	Crédit Agricole Corporate and Investment Bank as Facility Agent

From:	~~IVS Bulk Pte.~~ Grindrod Shipping Holdings Ltd.

Dated: [•]

Dear Sirs

IVS Bulk Pte. Ltd. and Grindrod Shipping Holdings Ltd.– Facility Agreement dated [~~—] 2020~~ 10 February 2020 (as amended and restated by and amending and restating agreement dated [●] 2021, (the "Agreement")

1	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

(a)	Cash and Cash Equivalents are not less than $9,000,000 unencumbered cash including the ~~minimum cash balance in the Debt Service Reserve Account, evidenced as follows:~~

[~~—];~~

(b)	Adjusted Minimum Net Worth is greater than $100,000,000 evidenced as follows:

[~~—]; and~~

(c)	the ratio of Borrower A Debt to Market Value Tangible Fixed Assets in relation to the Borrower ~~A Group is less than 70 per cent., evidenced as follows:~~

[~~—].~~

~~[Note: Borrower A will need to spell out the ratios in (a), (b) and (c) and provide additional computations to support those notified ratios.]~~

3~~We confirm that no Default is continuing.~~

~~Signed:~~

~~[Chief Financial Officer] [Director]~~	~~Director~~
~~of~~ 	~~of~~
~~IVS Bulk Pte. Ltd.~~	~~IVS Bulk Pte. Ltd.~~

189

~~PART B~~

~~FORM OF BORROWER B COMPLIANCE CERTIFICATE~~

~~To:        Crédit Agricole Corporate and Investment Bank as Facility Agent~~

~~From: Grindrod Shipping Holdings Ltd.~~

~~Dear Sirs Dated: [—~~]

~~IVS Bulk Pte. Ltd. and Grindrod Shipping Holdings Ltd.– Facility Agreement dated [—] 2020 (the "Agreement")~~

4            ~~We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.~~

5~~We confirm that:~~

(a)	The aggregate of ~~$240,000,000~~[$240,000,000][$200,000,000], 25 per cent. of Positive Retained Earnings (accruing from 30 June 2019) and 50 per cent. of each Capital Raise equals

$[•].

(b)	Book Value Net Worth is not less than the greater lower (i) the aggregate of ~~$240,000,000~~[$240,000,000][$200,000,000], 25 per cent. of Positive Retained Earnings and 50 per cent. of each Capital Raise and (ii) $275,000,000, evidenced as follows:

[•];

(c)	Cash and Cash Equivalents are not less than $30,000,000 unencumbered cash including [the minimum cash balance in the Other Facility Debt Service Reserve Account] [the aggregate minimum cash balances on the Group Debt Service Reserve Accounts], evidenced as follows:

[•];

(d)	the ratio of Debt to Market Adjusted Tangible Fixed Assets is not more than 75 per cent, evidenced as follows:

[•]; and

(e)	Working Capital is positive, evidenced as follows: [•].

[Note: Borrower B will need to spell out the ratios in (a), (b), (c), (d) and (e) and provide additional computations to support those notified ratios.]

3	~~6~~We confirm that no Default is continuing.

Signed:
	[Chief Financial Officer] [Director] of Grindrod Shipping Holdings Ltd.	Director of Grindrod Shipping Holdings Ltd.

190

SCHEDULE 7

DETAILS OF THE SHIPS

Ship	Ship name	Name of the Owner Guarantor	Type	DWT	GRT	NRT	Year built	Approved Flag	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
A	IVS HIRONO	IVS Bulk 709 Pte. Ltd.	Steel Bulk Carrier	68,280	34,806	19,834	2015	Singapore	Nippon Kaiji Kyokai ("NKK")	NKK	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd. ("Grindrod Ship Management")
B	IVS WENTWORTH	IVs Bulk 5858 Pte. Ltd.	Steel Bulk Carrier	58,091	32,725	19,100	2015	Singapore	NKK	NKK	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management
C	IVS PHINDA	IVS Bulk 543 Pte. Ltd.	Steel General Cargo	37,720	23,224	12,282	2014	Singapore	NKK	NKK	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management
D	IVS SPARROWHAWK	IVS Bulk 5855 Pte. Ltd.	Steel Bulk Carrier	33,421	21,194	11,419	2014	Singapore	NKK	NKK	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management
E	IVS KESTREL	IVS Bulk 541 Pte. Ltd.	Steel Bulk Carrier	32,600	20,981	11,228	2013	Singapore	NKK	NKK	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management
F	IVS THANDA	IVS Bulk 545 Pte. Ltd.	Steel General Cargo	37,400	23,224	12,282	2014	Singapore	NKK	NKK	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management

191

Ship	Ship name	Name of the Owner Guarantor	Type	DWT	GRT	NRT	Year built	Approved Flag	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
G	IVS BOSCH HOEK	IVS Bulk 712 Pte. Ltd.	Steel Bulk Carrier	60,629	34,806	19,834	2015	Singapore	NKK	NKK	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management
H	IVS SWINLEY FOREST	IVS Bulk 1345 Pte. Ltd.	Steel Bulk Carrier	60,000	34,157	20,042	2015	Singapore	American Bureau of Shipping ("ABS")	ABS	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management
I	IVS TEMBE	IVS Bulk 554 Pte. Ltd.	Steel Bulk Carrier	37,735	23,224	12,282	2014	Singapore	NKK	NKK	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management
J	IVS SUNBIRD	IVS Bulk 7297 Pte. Ltd.	Steel Bulk Carrier	33,339	21,181	10,765	2015	Singapore	NKK	NKK	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management
K	IVS GLENEAGLES	IVS Bulk 3693 Pte. Ltd.	Steel Bulk Carrier	58,017	32,726	19,100	2015	Singapore	NKK	NKK	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management

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SCHEDULE 8

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	~~Five~~ Three Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))

Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders' participation)	~~Three~~ Two Business Days before the intended Utilisation Date.

LIBOR is fixed	Quotation Day as of 11:00 am London time

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 10.2 (Calculation of Reference Bank Rate)	Noon on the Quotation Day

193

EXECUTION PAGES

~~BORROWER~~
 BORROWERS

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
GRINDROD SHIPPING HOLDINGS LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

OWNER GUARANTORS

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 709 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

194

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 5858 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 543 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 5855 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 541 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

195

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 545 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 712 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 1345 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 554 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

196

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 7297 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
Stephen William Griffiths	)
as attorney in fact for and on behalf of	)
IVS BULK 3693 PTE. LTD.	)
in the presence of:	)

Witness' signature:		)
Witness' name:	Yvette Kingsley-Wilkins	)
Witness' address:	200 Cantonment Road	)
#03-01 Southpoint
Singapore 089763

ORIGINAL LENDERS

SIGNED by Dilhan Sebastian	)
duly authorised	)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK,	)
SINGAPORE BRANCH	)
in the presence of:	)

Witness' signature:		)
Witness' name:	James Wickham	)
Witness' address:	15 Appold Street	)
London EC2A 2HB

197

SIGNED by Nigel Willis	)
duly authorised	)
for and on behalf of	)
HAMBURG COMMERCIAL BANK	)
in the presence of:	)

Witness' signature:		)
Witness' name:	James Wickham	)
Witness' address:	15 Appold Street	)
London EC2A 2HB

MANDATED LEAD ARRANGERS

SIGNED by Dilhan Sebastian	)
duly authorised	)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in the presence of:	)

Witness' signature:		)
Witness' name:	James Wickham	)
Witness' address:	15 Appold Street	)
London EC2A 2HB

SIGNED by Nigel Willis	)
duly authorised	)
for and on behalf of	)
HAMBURG COMMERCIAL BANK AG	)
in the presence of:	)

Witness' signature:		)
Witness' name:	James Wickham	)
Witness' address:	15 Appold Street	)
London EC2A 2HB

198

ACCOUNT BANK

SIGNED by Dilhan Sebastian	)
duly authorised	)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in the presence of:	)

Witness' signature:		)
Witness' name:	James Wickham	)
Witness' address:	15 Appold Street	)
London EC2A 2HB

FACILITY AGENT

SIGNED by Dilhan Sebastian	)
duly authorised	)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE AND	)
INVESTMENT BANK	)
in the presence of:	)

Witness' signature:		)
Witness' name:	James Wickham	)
Witness' address:	15 Appold Street	)
London EC2A 2HB

SECURITY AGENT

SIGNED by Dilhan Sebastian	)
duly authorised	)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE AND	)
INVESTMENT BANK	)
in the presence of:	)

Witness' signature:		)
Witness' name:	James Wickham	)
Witness' address:	15 Appold Street	)
London EC2A 2HB

199